                                                    Filed Pursuant to Rule 424b3
                                                    Registration No. 333-65271

       The information in this prospectus supplement is not complete and may be changed. This prospectus relates to an effective registration statement under the Securities Act of 1933, as amended. This prospectus is not an offer to sell these securities and is not a request for any offers to buy these securities in any state where the laws in that state do not permit the depositor to offer or sell these securities.

                  SUBJECT TO COMPLETION DATED DECEMBER 4, 2000

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 4, 2000

                                $217,601,029.42
                        MELLON AUTO GRANTOR TRUST 2000-2
                                     ISSUER

                      MELLON AUTO RECEIVABLES CORPORATION
                                   DEPOSITOR

                               MELLON BANK, N.A.
                                    SERVICER
CERTIFICATES OFFERED

- $211,072,000.00,    % Class A certificates     You should carefully consider
- $6,529,029.42,    % Class B certificates       the risk factors beginning on
                                                 page S-6 in this prospectus
ASSETS                                           supplement and on page 2 of the
                                                 prospectus.
- Retail automobile receivables
                                                 The certificates are
CREDIT ENHANCEMENT                               obligations only of the trust.

- Class A certificates                           Neither the certificates nor
  - subordination of Class B                     the receivables are guaranteed
    certificates                                 by any person.
  - reserve account
- Class B certificates                             The certificates are not bank
  - reserve account                                deposits.

EXPECTED RATINGS

- AAA from S&P and Aaa from Moody's
  for the Class A certificates

- AA from S&P and A3 from Moody's
  for the Class B certificates


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation is a criminal offense.

     Subject to the satisfaction of certain conditions, the underwriters named below are offering the Class A certificates and Class B certificates at the prices to public shown. The certificates will be delivered in book entry form
only on or about December   , 2000.

                                                                    UNDERWRITING
                                                                     DISCOUNTS
                                                   PRICE TO             AND              PROCEEDS TO
                                                   PUBLIC(1)        COMMISSIONS      THE DEPOSITOR(1)(2)
                                                ---------------     ------------     --------------------
Per Class A Certificate.......................         %                 %                    %
Per Class B Certificate.......................         %                 %                    %
Total.........................................         $                 $                    $

---------------

(1) Plus accrued interest from December 15, 2000.

(2) Before deducting expenses, estimated to be $425,000.

CHASE SECURITIES INC.                              MELLON FINANCIAL MARKETS, LLC

          The date of this prospectus supplement is December   , 2000.

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     - the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - this prospectus supplement, which describes the specific terms of your series of certificates.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR SECURITIES IN THIS PROSPECTUS SUPPLEMENT.

                               TABLE OF CONTENTS

        PROSPECTUS SUPPLEMENT
CAPTION                                PAGE
-------------------------------------  ----
Summary of Terms.....................   S-3
Risk Factors.........................   S-6
Formation of the Trust...............   S-9
The Trust Property...................   S-9
The Receivables Pool.................  S-10
The Servicer.........................  S-14
Weighted Average Life of
  the Certificates...................  S-17
Use of Proceeds......................  S-21
Description of the Certificates......  S-21
Federal Income Tax Consequences......  S-35
State and Local Tax Consequences.....  S-38
ERISA Considerations.................  S-38
Underwriting.........................  S-40
Ratings..............................  S-41
Legal Matters........................  S-42

             PROSPECTUS
CAPTION                                PAGE
-------------------------------------  ----
Risk Factors.........................     2
Incorporation of Certain Documents by
  Reference..........................     6
The Trusts...........................     7
The Portfolio of Motor Vehicle
  Loans..............................     9
The Receivables Pools................    13
Maturity and Prepayment
  Assumptions........................    14
Pool Factors and Trading
  Information........................    17
Use of Proceeds......................    17
The Depositor........................    17
The Servicer.........................    19
Description of the Notes.............    19
Description of the Certificates......    27
Certain Information Regarding the
  Securities.........................    28
Description of the Transfer and
  Servicing Agreements...............    44
Certain Legal Aspects of the
  Receivables........................    61
Federal Income Tax Consequences......    67
State and Local Tax Consequences.....    92
ERISA Considerations.................    92
Ratings..............................   100
Method of Distribution...............   101
Legal Opinions.......................   102
Index of Principal Defined Terms.....   103
Annex I..............................   107

                                SUMMARY OF TERMS

     This section outlines the significant terms of the offered certificates. As a summary, we do not attempt to discuss or describe in any detail the terms outlined here. We recommend that you review carefully the more detailed information in this prospectus supplement and in the attached prospectus.

ISSUER...........................    Mellon Auto Grantor Trust 2000-2.

DEPOSITOR........................    Mellon Auto Receivables Corporation.

SERVICER.........................    Mellon Bank, N.A.

SELLER...........................    Mellon Bank, N.A.

TRUSTEE..........................    Wells Fargo Bank Minnesota, National
                                     Association.

COLLATERAL AGENT.................    The Chase Manhattan Bank.

CLOSING DATE.....................    On or about December    , 2000.

CUTOFF DATE......................    The opening of business on December 1,
                                     2000.

DISTRIBUTION DATES...............    The 15th day of each month or the next
                                     business day if the 15th day is not a
                                     business day, beginning in January 2001.

RECORD DATES.....................    The business day immediately prior to a
                                     distribution date or, if definitive
                                     certificates are issued, the last day of the month prior to a distribution date.

MINIMUM DENOMINATIONS............    $25,000 except for one Class B certificate.

FORM.............................    Book-entry.

INTEREST ACCRUAL METHOD..........    30/360.

FINAL SCHEDULED DISTRIBUTION
DATE.............................    July 16, 2007.

THE RECEIVABLES

The receivables are amounts owed by individuals under fixed rate simple interest or actuarial retail installment sale contracts to purchase or refinance new or used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks, substantially all of which were purchased from motor vehicle dealers.

The receivables had the following characteristics as of December 1, 2000. As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of December 1, 2000.

Number of receivables.....................................................14,931

Principal amount.................................................$217,601,029.42

Annual percentage rates..........................................7.65% to 16.00%

Weighted average annual percentage rate...................................10.15%

Original term.............................................12 months to 72 months

Weighted average original term.........................................61 months

Remaining term.............................................2 months to 72 months

Weighted average remaining term........................................56 months

New by principal..........................................................52.97%

Used by principal.........................................................47.03%

Simple interest by principal..............................................88.72%

Actuarial by principal....................................................11.28%

States
  PA by principal.........................................................73.02%
  NJ by principal.........................................................12.14%
  DE by principal..........................................................9.24%

INTEREST DISTRIBUTIONS

On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your certificates during the related interest period. The trust will not pay interest on the Class B certificates on any distribution date until the Class A certificateholders have received their full payment of interest on that distribution date. Interest periods begin on the prior distribution date and run through the day before the current distribution date. The first interest period begins on December 15, 2000 and runs through the day before the first distribution date. We will assume that each year has 360 days consisting of twelve 30 day months.

PRINCIPAL DISTRIBUTIONS

The Class A certificates and Class B certificates will be entitled to a pro rata share of the principal collections. However, the trust will make principal distributions to the Class A certificates before making principal distributions to the Class B certificates on each distribution date.

RESERVE ACCOUNT

There will be a reserve account to help cover cash flow shortfalls. Initially, the account will be $5,440,025.74. On each distribution date the trustee will deposit amounts remaining after distribution of the servicing fee and amounts to be paid to the certificateholders in the reserve account until the amount equals a specified amount.

OPTIONAL TERMINATION

When the principal amount of the receivables is 10% or less than it was on the cutoff date, the servicer may buy the receivables. You must receive the principal amount of your certificates and all accrued but unpaid interest or the receivables will not be sold.

FEDERAL TAX CONSEQUENCES

Stroock & Stroock & Lavan LLP, special federal tax counsel to the trust, is of the opinion that the trust will be classified, for federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Certificateholders must report their respective allocable shares of income earned on trust assets excluding certain amounts retained by the depositor as described in this prospectus supplement and, subject to the limitations applicable to individuals, estates, trusts and partnerships, may deduct their respective allocable shares of reasonable servicing and other fees. However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

ERISA CONSIDERATIONS

The Class A and Class B certificates may be purchased by ERISA and other retirement plans if all of the conditions of an administrative exemptions are met. See "ERISA Considerations" in this prospectus supplement and the prospectus.

                                  RISK FACTORS

     An investment in the certificates involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors and the risk factors specified under the heading "Risk Factors" beginning on page 2 of the prospectus.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

     The certificates will not be listed on any securities exchange. As a result, if you want to sell your certificates you must locate a purchaser that is willing to purchase those certificates. Each underwriter intends to make a secondary market for the certificates purchased by it. The underwriters will do so by offering to buy the certificates from investors that wish to sell. However, neither underwriter will be obligated to make offers to buy the certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities, and there may be times in the future where there will be very few buyers of asset backed securities. As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price that you wish to receive.

CERTAIN FEATURES OF THE RECEIVABLES POOL MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

     There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

     - THE CONCENTRATION OF RECEIVABLES IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables. As of the cutoff date, with respect to approximately 73.02%, 12.14% and 9.24% of the principal amount of the receivables, obligors took initial title to the motor vehicles relating to the receivables in Pennsylvania, New Jersey and Delaware, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the certificates than if the concentration did not exist.

              We are not aware of any adverse economic conditions that are peculiar to Pennsylvania, Delaware or New Jersey as of the date of this prospectus supplement. In addition, we do not believe that the laws of those states relating to motor vehicle financing and the rights of lenders are more burdensome than those in other states.

     - NEWLY ORIGINATED LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES. Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans. A substantial majority of the automobile loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

CLASS B CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE CLASS A CERTIFICATES

     The Class B certificateholders will not receive any distribution of interest until the full amount of interest on the Class A certificates has been paid on each distribution date. The Class B certificateholders will not receive any distributions of principal until the full amount of principal of the Class A certificates has been paid on that distribution date. Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account. If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the certificates. Delinquent payments on the receivables may result in a shortfall in the distributions on the Class B certificates on any distribution date due to the priority of payments on the Class A certificates.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS, DELINQUENCIES AND DEFAULTS

     The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors including the following:

     - THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

     - YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE
              INVESTMENTS. Asset backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

     - AN EARLY TERMINATION WILL SHORTEN THE LIFE OF YOUR INVESTMENT WHICH MAY REDUCE YOUR YIELD TO MATURITY. If the receivables are sold upon exercise of the servicer's optional termination, you will receive the principal amount of your certificates plus accrued interest through the related interest period. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your securities at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE PRICES FOR CERTIFICATES

     A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the certificates after those certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the certificates.

CLASS B CERTIFICATEHOLDERS MAY HAVE TO PAY TAXES ON AMOUNTS NOT ACTUALLY
RECEIVED

     For federal income tax purposes, amounts otherwise payable to the owners of the Class B certificates that are paid to the owners of the Class A certificates will be deemed to have been received by the owners of the Class B certificates and then paid by them to the owners of the Class A certificates pursuant to a guaranty. Accordingly, the owners of the Class B certificates could be liable for taxes on amounts not actually received. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax
Consequences -- Trusts Treated as Grantor Trusts" in the prospectus.

MELLON BANK'S DECISION TO STOP ORIGINATING AUTO LOANS THROUGH DEALERS MAY ADVERSELY AFFECT THE LIQUIDITY FOR YOUR CERTIFICATES

     Mellon Bank has decided to stop originating auto loans through dealers. Mellon Bank will continue to service all of the consumer assets in its portfolio, including all of the auto loans previously originated by it. However, it does not expect to engage in additional securitizations of auto receivables for the foreseeable future. The liquidity of your certificates may be adversely affected due to the lack of issuance of additional securities backed by auto receivables originated by Mellon Bank.

THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                             FORMATION OF THE TRUST

     Pursuant to a pooling and servicing agreement (as amended and supplemented, the "AGREEMENT"), to be dated as of December 1, 2000 (the "CUTOFF DATE"), among Mellon Auto Receivables Corporation, as depositor (the "DEPOSITOR"), Mellon Bank, N.A., as seller (in this capacity, the "SELLER") and as servicer (in this capacity, the "SERVICER"), Wells Fargo Bank Minnesota, National Association, as trustee (the "TRUSTEE"), and The Chase Manhattan Bank, as collateral agent (the "COLLATERAL AGENT"), the Depositor will establish Mellon Auto Grantor Trust 2000-2 (the "TRUST"). Pursuant to the Agreement, the Depositor will establish the Trust by selling and assigning a pool of fixed rate simple interest and actuarial motor vehicle retail installment sales contracts and other motor vehicle installment chattel paper (the "RECEIVABLES") secured by new and used automobiles, including passenger cars, minivans, sport utility vehicles, and light trucks (the "FINANCED VEHICLES") and the other Trust Property, as described below under "The Trust Property" to the Trust in exchange for the
$211,072,000.00,       % Class A certificates (the "CLASS A CERTIFICATES") and
the $6,529,029.42,       % Class B certificates (the "CLASS B CERTIFICATES,"
and, together with the Class A Certificates, the "CERTIFICATES"). The Depositor will sell the Certificates to Chase Securities Inc. and Mellon Financial Markets, LLC (together, the "UNDERWRITERS") in exchange for cash. All references in this prospectus supplement to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the holders of the Certificates (the "CERTIFICATEHOLDERS").

     The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Seller's lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Risk
Factors -- The trust's security interest in the financed vehicles will not be noted on the certificates of title which may cause losses" and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on these Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included in this prospectus supplement.

                               THE TRUST PROPERTY

     Each Certificate represents a fractional undivided interest in the Trust. The "TRUST PROPERTY" will include the Receivables, which were originated by motor vehicle dealers (the "DEALERS") and purchased by the Seller pursuant to agreements with Dealers ("DEALER

AGREEMENTS"). On the date of the issuance of the Certificates (the "CLOSING DATE"), the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust. The Trust Property also includes:

     - all monies received under the Receivables on and after the Cutoff Date and, with respect to Actuarial Receivables, monies received under the Actuarial Receivables prior to the Cutoff Date that are due on or after the Cutoff Date;

     - amounts as from time to time may be held in the Collection Account, the Payahead Account, the Class A Distribution Account and the Class B Distribution Account, established and maintained by the Servicer pursuant to the Agreement as described below;

     - security interests in the Financed Vehicles;

     - the rights of the Seller to receive proceeds from claims under particular insurance policies;

     - the rights of the Trustee on behalf of the Certificateholders under the Agreement;

     - the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "OBLIGORS");

     - all right, title and interest of the Seller, other than with respect to any Dealer commission, with respect to the Receivables under the related Dealer Agreements;

     - rights with respect to any repossessed Financed Vehicles; and

     - all proceeds (within the meaning of the Uniform Commercial Code (the "UCC")) of the foregoing.

     The Reserve Account will be maintained in the name of the Collateral Agent for the benefit of the Certificateholders, but will not be part of the Trust.

                              THE RECEIVABLES POOL
POOL COMPOSITION

     The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cutoff Date, the following:

         1. each Receivable was originated in the United States of America;

         2. each Receivable was originated by a Dealer and purchased by the Seller pursuant to a Dealer Agreement; provided, that less than 0.01% of the Initial Pool Balance was comprised of Receivables originated directly by the Seller in connection with referrals from an insurance company;

         3. each Receivable is either a Simple Interest Receivable or an Actuarial Receivable;

         4. each Receivable has an original term to maturity of not more than 72 months and a remaining term to maturity of 72 months or less as of the Cutoff Date;

         5. each Receivable provides for level monthly payments which fully amortize the amount financed except for the last payment, which may be different from the level payment;

         6. each Receivable is not more than 29 days contractually past due as of the Cutoff Date and is not more than 12 months paid ahead; and

         7. each Receivable has an APR of no less than 7.65%.

     As of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable will be not later than December 11, 2006 (the "FINAL SCHEDULED MATURITY DATE"). The Receivables were selected from the motor vehicle retail installment sales contracts and other installment chattel paper secured by Financed Vehicles ("MOTOR VEHICLE LOANS") in the portfolio of the Seller that satisfy the above criteria. The Depositor and the Seller believe that these selection procedures are not materially adverse to Certificateholders.

     The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

     The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

              COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                           NEW FINANCED       USED FINANCED
                                             VEHICLES            VEHICLES             TOTAL
                                         ----------------    ----------------    ----------------
Aggregate Principal Balance............  $115,253,459.86     $102,347,569.56     $217,601,029.42
Number of Receivables..................       6,800               8,131               14,931
Average Principal Balance..............     $16,949.04          $12,587.33          $14,573.77
Average Original Balance...............     $18,221.24          $13,545.81          $15,675.13
Weighted Average APR...................       9.67%               10.69%              10.15%
APR (Range)............................   7.65 to 13.99%      7.65 to 16.00%      7.65 to 16.00%
Weighted Average Original Term.........     63 months           59 months           61 months
Original Term (Range)..................  12 to 72 months     12 to 72 months     12 to 72 months
Weighted Average Remaining Term........     58 months           55 months           56 months
Remaining Term (Range).................   4 to 72 months      2 to 72 months      2 to 72 months

    DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                                          PERCENTAGE
                     REMAINING                        NUMBER OF         AGGREGATE         OF INITIAL
                   TERM (RANGE)                      RECEIVABLES    PRINCIPAL BALANCE    POOL BALANCE
                   ------------                      -----------    -----------------    ------------
 1 to 12 months....................................        31        $    118,878.95          0.05%
13 to 24 months....................................       229           1,511,741.03          0.69
25 to 36 months....................................       939           8,140,536.23          3.74
37 to 48 months....................................     1,987          21,575,375.48          9.92
49 to 60 months....................................     8,243         117,634,530.83         54.06
61 to 72 months....................................     3,502          68,619,966.90         31.53
                                                       ------        ---------------        ------
     Total.........................................    14,931        $217,601,029.42        100.00%
                                                       ======        ===============        ======

                 DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE
                       RECEIVABLES AS OF THE CUTOFF DATE

                                                                                          PERCENTAGE
                      ANNUAL                          NUMBER OF         AGGREGATE         OF INITIAL
              PERCENTAGE RATE (RANGE)                RECEIVABLES    PRINCIPAL BALANCE    POOL BALANCE
              -----------------------                -----------    -----------------    ------------
7.65% to 7.99%.....................................       629        $  8,208,827.01          3.77%
8.00% to 8.99%.....................................     2,609          37,957,060.20         17.44
9.00% to 9.99%.....................................     4,394          67,564,092.85         31.05
10.00% to 10.99%...................................     3,475          52,898,030.88         24.31
11.00% to 11.99%...................................     2,154          30,252,620.29         13.90
12.00% to 12.99%...................................     1,249          16,680,705.54          7.67
13.00% to 13.99%...................................       290           3,097,096.53          1.42
14.00% to 14.99%...................................        70             552,477.37          0.25
15.00% to 15.99%...................................        58             371,510.69          0.17
16.00%.............................................         3              18,608.06          0.01
                                                       ------        ---------------        ------
     Total.........................................    14,931        $217,601,029.42        100.00%
                                                       ======        ===============        ======

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                                          PERCENTAGE
                                                      NUMBER OF         AGGREGATE         OF INITIAL
                     STATE(1)                        RECEIVABLES    PRINCIPAL BALANCE    POOL BALANCE
                     --------                        -----------    -----------------    ------------
Pennsylvania.......................................    11,099        $158,883,901.62         73.02%
New Jersey.........................................     1,857          26,415,907.25         12.14
Delaware...........................................     1,212          20,095,774.45          9.24
Maryland...........................................       547           8,958,357.80          4.12
New York...........................................        86           1,209,030.25          0.56
West Virginia......................................        58             879,951.74          0.40
Others (2).........................................        72           1,158,106.31          0.53
                                                       ------        ---------------        ------
     Total.........................................    14,931        $217,601,029.42        100.00%
                                                       ======        ===============        ======

---------------

(1) Based on the state where the Obligors took initial title to the motor vehicles, which may differ from the state of origination of the Receivable and/or the billing addresses of the Obligors.

(2) Includes 11 other states and the District of Columbia, none of which have a concentration of Receivables in excess of 0.30% of the Initial Pool Balance.

         DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES
                             AS OF THE CUTOFF DATE

                                                                                          PERCENTAGE
                REMAINING PRINCIPAL                   NUMBER OF         AGGREGATE         OF INITIAL
                  BALANCE (RANGE)                    RECEIVABLES    PRINCIPAL BALANCE    POOL BALANCE
                -------------------                  -----------    -----------------    ------------
Below $1,000.......................................        12        $      6,356.97          0.00%
$1,000 to below $5,000.............................       335           1,371,988.71          0.63
$5,000 to below $10,000............................     3,218          25,707,379.13         11.81
$10,000 to below $15,000...........................     5,110          63,806,257.17         29.32
$15,000 to below $20,000...........................     3,619          62,473,299.08         28.71
$20,000 to below $25,000...........................     1,787          39,534,374.78         18.17
$25,000 to below $30,000...........................       585          15,806,876.22          7.26
$30,000 to below $35,000...........................       198           6,306,751.71          2.90
$35,000 to below $40,000...........................        49           1,810,027.79          0.83
$40,000 to below $45,000...........................        14             585,279.85          0.27
$45,000 to below $50,000...........................         3             141,084.45          0.06
$50,000 to below $55,000...........................         1              51,353.56          0.02
                                                       ------        ---------------        ------
     Total.........................................    14,931        $217,601,029.42        100.00%
                                                       ======        ===============        ======

     As of the Cutoff Date, approximately 2.97% of the aggregate principal balance of the Simple Interest Receivables, constituting 3.81% of the number of Simple Interest Receivables, were between 1 payment and 12 payments paid-ahead. See "Maturity and Prepayment Assumptions -- Paid-Ahead Receivables" in the Prospectus.

     As of the Cutoff Date, approximately 88.72% of the aggregate principal balance of the Receivables are Simple Interest Receivables. "SIMPLE INTEREST RECEIVABLES" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Annual Percentage Rate ("APR") and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     As of the Cutoff Date, approximately 11.28% of the aggregate principal balance of the Receivables are Actuarial Receivables. "ACTUARIAL RECEIVABLES" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on a Receivable, consists of an amount of interest equal to 1/12 of the APR of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

     If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" (which may be netted from the prepayment) will be made to the borrower of the portion of the total amount of payments then due and payable under this contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial Receivable generally may be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made, which are not amounts representing Payaheads, in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. The "COLLECTION PERIOD" with respect to a Distribution Date will be the calendar month preceding the calendar month in which that Distribution Date occurs. See "Maturity and Prepayment Assumptions" in the Prospectus.

                                  THE SERVICER
SIZE OF SERVICING PORTFOLIO

     As of September 30, 2000, the Servicer serviced approximately 58,704 installment sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport utility vehicles and light truck) receivables, representing an outstanding balance of approximately $729 million.

DELINQUENCIES AND LOSS

     Set forth below is certain information concerning the historical delinquency and loss experience of Mellon Bank, N.A. and its subsidiaries pertaining to new and used automobile (including passenger car, minivan, sport utility vehicle and light truck) receivables originated directly or indirectly by Mellon Bank, N.A. and its subsidiaries. There can be no assurance that the delinquency and loss experience on the Receivables will be comparable to that set forth below.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                        AT SEPTEMBER 30,                                  AT DECEMBER 31,
                          --------------------------------------------      --------------------------------------------
                                 2000                     1999                     1999                     1998
                          -------------------      -------------------      -------------------      -------------------
                           NUMBER                   NUMBER                   NUMBER                   NUMBER
                          OF LOANS   DOLLARS       OF LOANS   DOLLARS       OF LOANS   DOLLARS       OF LOANS   DOLLARS
                          --------   --------      --------   --------      --------   --------      --------   --------
Principal Amount
  Outstanding (1).....     58,704    $728,683       45,327    $580,519       50,020    $641,079       30,253    $352,174
Delinquencies (2)
 30-59 Days...........        482       5,982          316       3,846          416       4,944          306       2,793
 60-89 Days...........        122       1,503           75         865           99       1,213           69         635
 90-119 Days..........         56         723           29         380           40         483           24         231
 over 120 days........          3          41            2          19            4         108            1          11
                           ------    --------       ------    --------       ------    --------       ------    --------
Total Delinquencies...        663    $  8,250          422    $  5,110          559    $  6,748          400    $  3,670
                           ======    ========       ======    ========       ======    ========       ======    ========
Delinquencies (2)(3)
 30-59 Days...........                   0.82%                    0.66%                    0.77%                    0.79%
 60-89 Days...........                   0.21%                    0.15%                    0.19%                    0.18%
 90-119 Days..........                   0.10%                    0.07%                    0.08%                    0.07%
 over 120 days........                   0.01%                    0.00%                    0.02%                    0.00%
                                     --------                 --------                 --------                 --------
Total Delinquencies
  (3)(4)..............                   1.13%                    0.88%                    1.05%                    1.04%
                                     ========                 ========                 ========                 ========

                                                   AT DECEMBER 31,
                        ---------------------------------------------------------------------
                               1997                     1996                     1995
                        -------------------      -------------------      -------------------
                         NUMBER                   NUMBER                   NUMBER
                        OF LOANS   DOLLARS       OF LOANS   DOLLARS       OF LOANS   DOLLARS
                        --------   --------      --------   --------      --------   --------
Principal Amount
  Outstanding (1).....   22,126    $195,593       26,120    $211,947       36,742    $263,577
Delinquencies (2)
 30-59 Days...........      265       1,871          388       2,509          511       2,477
 60-89 Days...........       53         384           90         465           87         447
 90-119 Days..........        5          30            9          22            5          39
 over 120 days........        2          21            2          26            2          17
                         ------    --------       ------    --------       ------    --------
Total Delinquencies...      325    $  2,306          489    $  3,022          605    $  2,980
                         ======    ========       ======    ========       ======    ========
Delinquencies (2)(3)
 30-59 Days...........                 0.96%                    1.18%                    0.94%
 60-89 Days...........                 0.20%                    0.22%                    0.17%
 90-119 Days..........                 0.02%                    0.01%                    0.01%
 over 120 days........                 0.01%                    0.01%                    0.01%
                                   --------                 --------                 --------
Total Delinquencies
  (3)(4)..............                 1.18%                    1.43%                    1.13%
                                   ========                 ========                 ========

---------------

(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if any portion of a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

(3) As a percent of Principal Amount Outstanding in dollars.

(4) Percentages representing Total Delinquencies may not equal the sum of the components thereof due to rounding.

                           HISTORICAL LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                  FOR NINE
                                MONTHS ENDED
                               SEPTEMBER 30,                         FOR YEAR ENDED DECEMBER 31,
                           ----------------------      --------------------------------------------------------
                             2000          1999          1999        1998        1997        1996        1995
                           --------      --------      --------    --------    --------    --------    --------
Period End Principal
  Amount Outstanding
  (1)....................  $728,683      $580,519      $641,079    $352,174    $195,593    $211,947    $263,577
Average Principal Amount
  Outstanding (2)........  $699,133      $464,063      $504,559    $250,063    $197,164    $223,459    $292,661
Number of Loans
  Outstanding (as of
  period end)............    58,704        45,327        50,020      30,253      22,126      26,120      36,742
Average Number of Loans
  Outstanding (2)........    55,453        37,636        40,412      24,285      23,402      30,172      42,276
Gross Losses (3).........  $  4,305      $  2,210      $  3,365    $  1,496    $  1,265    $  1,589    $  2,115
Recoveries (4)...........       911           694           881         876       1,232       1,646       2,434
                           --------      --------      --------    --------    --------    --------    --------
Net Losses (Gains) (5)...     3,394         1,516         2,484         621          33         (57)       (319)
Gross Losses as a
  Percentage of Principal
  Amount Outstanding.....      0.79%(6)      0.51%(6)      0.52%       0.42%       0.65%       0.75%       0.80%
Gross Losses as a
  Percentage of Average
  Principal Amount
  Outstanding............      0.82%(6)      0.64%(6)      0.67%       0.60%       0.64%       0.71%       0.72%
Net Losses (Gains) as a
  Percentage of Principal
  Amount Outstanding.....      0.62%(6)      0.35%(6)      0.39%       0.18%       0.02%      (0.03%)     (0.12%)
Net Losses (Gains) as a
  Percentage of Average
  Principal Amount
  Outstanding............      0.65%(6)      0.44%(6)      0.49%       0.25%       0.02%      (0.03%)     (0.11%)

---------------

(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) Average of the month-end balances for each of the nine months or the twelve months in the applicable calendar year.

(3) Gross Losses is the aggregate remaining principal balance charged-off after the sale of the related vehicle, other than sales reflected in footnote (4), adjusted for all costs of repossession and sale.

(4) Recoveries generally include amounts received on contracts following the time at which the contract is charged off.

(5) Net Losses (Gains) is equal to Gross Losses less Recoveries. Net Losses (Gains) may not equal the difference of the components thereof due to rounding.

(6) Annualized.

     The Servicer believes that the Net Losses (Gains) as a Percentage of Average Principal Amount Outstanding for the nine months ended September 30, 2000 reflects the fact that defaults on automobile loans generally occur with greater frequency in the first 15 to 18 months after origination and gradually diminish over time. Since the Servicer's portfolio has grown from both September 30, 1999 and December 31, 1999, the new originations are proceeding through the loss curve. In addition, the effects of the Servicer's recent change in its underwriting policies to require a higher review level in order to override the minimum FICO score based on compensating factors have not yet been fully realized.

     Delinquencies and Net Losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future net losses. As a result, the delinquency and net loss experience of the Receivables may differ from those shown in the tables.

                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     All the Receivables are prepayable at any time. For this purpose the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of the Agreement. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable. In addition, under some circumstances, the Seller is obligated to repurchase and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of uncured breaches of representations and warranties in the case of the Seller and uncured breaches of covenants in the case of the Servicer. In addition, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the aggregate Principal Balance of the Receivables as of the Cutoff Date (the "INITIAL POOL BALANCE"), at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest. Accordingly, under some circumstances it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date set forth in this prospectus supplement under "Summary of Terms -- Final Scheduled Distribution Date." Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

     The table captioned "Percent of Initial Class A and Class B Principal Balance at Various ABS Percentages" (the "ABS TABLE") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that:

         (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

         (2) each scheduled monthly payment on the Receivables is due and made on the last day of each month and each month has 30 days,

         (3) distributions on the Certificates are made on each Distribution Date, and each Distribution Date is assumed to be the fifteenth day of each applicable month,

         (4) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

         (5) the Servicer does not exercise its option to purchase the Receivables.

     The ABS Table sets forth the percent of the Initial Class A Principal Balance and the percent of the Initial Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

                                                                       WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                                                        ORIGINAL TERM       REMAINING TERM
                            AGGREGATE           WEIGHTED AVERAGE         TO MATURITY         TO MATURITY
POOL                    PRINCIPAL BALANCE    ANNUAL PERCENTAGE RATE      (IN MONTHS)         (IN MONTHS)
----                    -----------------    ----------------------    ----------------    ----------------
1.....................   $  9,771,156.21             9.675%                   36                  29
2.....................     21,575,375.48            10.028                    49                  43
3.....................    117,634,530.83            10.056                    61                  55
4.....................     68,619,966.90            10.415                    70                  66

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A Certificates and the Class B Certificates.

    PERCENT OF INITIAL CLASS A AND CLASS B PRINCIPAL BALANCE AT VARIOUS ABS
                                  PERCENTAGES

                                                                  CERTIFICATES
                                   --------------------------------------------------------------------------
                                                             ASSUMED ABS PERCENTAGE
                                   --------------------------------------------------------------------------
       DISTRIBUTION DATES               0.5%                1.0%               1.4%               1.8%
       ------------------          ---------------   ------------------   --------------   ------------------
Closing Date.....................              100                  100              100                  100
January 15, 2001.................               98                   97               97                   97
February 15, 2001................               96                   95               94                   93
March 15, 2001...................               94                   93               91                   90
April 15, 2001...................               92                   90               88                   87
May 15, 2001.....................               90                   88               86                   83
June 15, 2001....................               88                   85               83                   80
July 15, 2001....................               86                   83               80                   77
August 15, 2001..................               84                   80               77                   74
September 15, 2001...............               82                   78               75                   71
October 15, 2001.................               80                   76               72                   68
November 15, 2001................               78                   74               69                   65
December 15, 2001................               77                   71               67                   62
January 15, 2002.................               75                   69               64                   59
February 15, 2002................               73                   67               62                   56
March 15, 2002...................               71                   65               59                   54
April 15, 2002...................               69                   62               57                   51
May 15, 2002.....................               67                   60               54                   49
June 15, 2002....................               65                   58               52                   46
July 15, 2002....................               63                   56               50                   43
August 15, 2002..................               61                   54               48                   41
September 15, 2002...............               59                   52               45                   39
October 15, 2002.................               57                   50               43                   36
November 15, 2002................               56                   48               41                   34
December 15, 2002................               54                   46               39                   32
January 15, 2003.................               52                   44               37                   30
February 15, 2003................               50                   42               35                   28
March 15, 2003...................               48                   40               33                   26
April 15, 2003...................               46                   38               31                   24
May 15, 2003.....................               44                   36               29                   22
June 15, 2003....................               43                   34               28                   20
July 15, 2003....................               41                   33               26                   19
August 15, 2003..................               39                   31               24                   17
September 15, 2003...............               38                   30               23                   16
October 15, 2003.................               36                   28               21                   14
November 15, 2003................               34                   26               20                   13
December 15, 2003................               33                   25               18                   11
January 15, 2004.................               31                   23               17                   10
February 15, 2004................               29                   22               16                    9
March 15, 2004...................               28                   20               14                    8
April 15, 2004...................               26                   19               13                    7
May 15, 2004.....................               24                   18               12                    6
June 15, 2004....................               23                   16               11                    5
July 15, 2004....................               21                   15               10                    4
August 15, 2004..................               20                   14                9                    3
September 15, 2004...............               18                   13                8                    3
October 15, 2004.................               17                   11                7                    2
November 15, 2004................               16                   10                6                    1
December 15, 2004................               14                    9                5                    1
January 15, 2005.................               13                    8                5                    1
February 15, 2005................               11                    7                4                    *
March 15, 2005...................               10                    6                3                    *

                                                                  CERTIFICATES
                                   --------------------------------------------------------------------------
                                                             ASSUMED ABS PERCENTAGE
                                   --------------------------------------------------------------------------
       DISTRIBUTION DATES               0.5%                1.0%               1.4%               1.8%
       ------------------          ---------------   ------------------   --------------   ------------------
April 15, 2005...................                9                    5                3                    0
May 15, 2005.....................                7                    5                2                    0
June 15, 2005....................                6                    4                2                    0
July 15, 2005....................                5                    3                1                    0
August 15, 2005..................                4                    3                1                    0
September 15, 2005...............                4                    2                1                    0
October 15, 2005.................                3                    2                1                    0
November 15, 2005................                3                    2                1                    0
December 15, 2005................                3                    1                *                    0
January 15, 2006.................                2                    1                *                    0
February 15, 2006................                2                    1                *                    0
March 15, 2006...................                1                    1                *                    0
April 15, 2006...................                1                    *                *                    0
May 15, 2006.....................                *                    *                *                    0
June 15, 2006....................                0                    0                0                    0
Weighted Average Life (years)
  (1)............................             2.30                 2.02             1.79                 1.56
Weighted Average Life to Optional
  Clean-Up Call (years) (1)......             2.25                 1.97             1.74                 1.52
Optional Clean-Up Call Date......   April 15, 2005    December 15, 2004    July 15, 2004    February 15, 2004

---------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each principal payment of the Certificate by the number of years from the date of the issuance of the Certificate to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the Certificate.

 *  Less than 0.5% but greater than 0.0%.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, AND SHOULD BE READ IN CONJUNCTION WITH THESE ASSUMPTIONS.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be applied by the Depositor first, to deposit $5,440,025.74 into the Reserve Account and second, to purchase the Receivables and the other Trust Property from the Seller.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Agreement set forth in the prospectus, to which description reference is made by this prospectus supplement.

OVERVIEW OF THE CERTIFICATES

     The Class A Certificates will be issued in an initial aggregate principal amount of $211,072,000.00 (the "INITIAL CLASS A PRINCIPAL BALANCE") and the Class B Certificates will be issued in an initial aggregate principal amount of $6,529,029.42 (the "INITIAL CLASS B PRINCIPAL BALANCE"). The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately 97% of the Trust (the "CLASS A PERCENTAGE") and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately 3% of the Trust (the "CLASS B PERCENTAGE").

     The Certificates will constitute Fixed Rate Securities, as this term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest on the outstanding principal amount of each class of Certificates will accrue at the fixed rate per annum specified for that class on the cover page of this prospectus supplement (each rate, a "PASS-THROUGH RATE"). Interest on the outstanding principal amount of each class of Certificates will accrue at the related Pass-Through Rate from and including December 15, 2000, in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "INTEREST PERIOD"). Interest on the Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Distributions of principal and interest will be made on the 15th day of each month, or if the 15th day is not a business day on the next succeeding Business Day (each, a "DISTRIBUTION DATE"), commencing January 2001. Distributions on a Distribution Date will be made to Certificateholders of record on the Business Day prior to the applicable Distribution Date, or if definitive Certificates have been issued, the last day of the month prior to a Distribution Date (each date, a "RECORD DATE"). A "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Minneapolis, Minnesota or Pittsburgh, Pennsylvania are authorized by law, regulation, executive order or governmental decree to be closed.

     The Certificates will be available in book-entry form through the facilities of The Depository Trust Company in the United States and Clearstream, Luxembourg and the Euroclear System in Europe. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities" in the Prospectus and Annex I to the Prospectus.

THE POOLING AND SERVICING AGREEMENT

   Sale and Assignment of the Receivables

     Information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

   Accounts

     The Servicer will establish one or more segregated accounts (the "COLLECTION ACCOUNT"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited. The Servicer will also establish a segregated account (the "CLASS A DISTRIBUTION ACCOUNT"), in the name of the Trustee on behalf of the Trust and the Class A Certificateholders, and a segregated account (the "CLASS B DISTRIBUTION ACCOUNT"), in the name of the Trustee on behalf of the Trust and the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made. The Servicer will establish a segregated account (the "RESERVE ACCOUNT"), in the name of The Chase Manhattan Bank, as collateral agent, on behalf of the Certificateholders. The Servicer will establish an additional account (the "PAYAHEAD ACCOUNT"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until the time the payment becomes due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Certificateholders. The Collection Account, the Class A Distribution Account, the Class B Distribution Account, the Payahead Account and the Reserve Account are sometimes referred to as the "TRUST ACCOUNTS." The Reserve Account will be maintained for the benefit of the Certificateholders, but will not be an asset of the Trust.

   Servicing Compensation

     The Servicer will be entitled to receive a fee (the "BASE SERVICING FEE") for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum (the "SERVICING FEE RATE") and the Pool Balance as of the first day of the Collection Period. The "BASE SERVICING FEE" will also include any late fees, other administrative fees or similar charges allowed by applicable law with respect to the Receivables. The Base Servicing Fee, together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates (collectively, the "SERVICING FEE"), will be paid on each

Distribution Date out of Interest Collections from the Receivables prior to distributions to the Certificateholders. If Mellon Bank, N.A. or an affiliate of Mellon Bank, N.A. is no longer the Servicer, a non-affiliated Servicer will also be entitled to receive an additional fee (the "NON-AFFILIATED SERVICING FEE") for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum and the Pool Balance as of the first day of the Collection Period. The Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, will be paid in the order of priority described herein. See "Description of the Transfer and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS ON CERTIFICATES

     Deposits to the Collection Account. On or before the earlier of the tenth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding that Distribution Date (the "DETERMINATION DATE"), the Servicer will provide the Trustee with information with respect to the preceding Collection Period, including the aggregate amounts of the following:

     - Collections on the Receivables

     - Advances to be remitted by the Servicer

     - Liquidated Receivables, if any

     - Purchase Amounts of the Receivables to be repurchased by the Seller or purchased by the Servicer with respect to the Distribution Date

     On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for the Distribution Date to be deposited into the Collection Account.

     "COLLECTIONS" for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

     "INTEREST COLLECTIONS" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

     - that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case in respect of the related Collection Period;

     - all proceeds, other than any proceeds from any Dealer commission ("LIQUIDATION PROCEEDS") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivables, to the extent attributable to interest due on the Liquidated Receivables, which became Liquidated

       Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures;

     - the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest on that Receivable;

     - all monies collected, from whatever source, other than any proceeds from any Dealer commission, in respect to Liquidated Receivables during any Collection Period following the Collection Period in which the Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("RECOVERIES"); and

     - all Advances with respect to interest for the related Distribution Date.

     In calculating the Interest Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date shall be excluded.

     "PRINCIPAL COLLECTIONS" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

     - that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period, without regard to any extensions or modifications effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during the related Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case in respect of the related Collection Period;

     - Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to the Liquidated Receivables;

     - all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

     - to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

     - partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if these costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

     In calculating the Principal Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date shall be excluded.

     Withdrawals from the Payahead Account. On or before the Business Day preceding each Distribution Date, the Servicer will or will cause the Trustee to
(x) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full and (y) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.

     Monthly Withdrawals from the Collection Account. Except as set forth under "--Collections on Actuarial Receivables" below, on each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period. On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, after payment to the Servicer from the Collection Account of amounts in reimbursement of Advances previously made by the Servicer (as described below under "-- Advances"), to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (2) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

         (1) to the Servicer, the Servicing Fee and if the Servicer is an entity other than Mellon Bank, N.A., The Chase Manhattan Bank or one of their affiliates, the Non-Affiliated Servicing Fee;

         (2) to the Class A Distribution Account, after the application of clause (1), the Class A Interest Distribution; and

         (3) to the Class B Distribution Account, after the application of clauses (1) and (2), the Class B Interest Distribution.

         On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (1), (2) and (3) above:

         (4) to the Class A Distribution Account, the Class A Principal Distribution;

         (5) to the Class B Distribution Account, after the application of clause (4), the Class B Principal Distribution; and

         (6) to the Reserve Account, any amounts remaining after the application of clauses (1) through (5); these amounts to be distributed as described below under "Credit Enhancement -- Reserve Account."

     To the extent necessary to satisfy the distributions described in clauses
(1) through (5) above, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to withdraw from the Reserve Account and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

         (1) an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account;

         (2) an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

         (3) an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

         (4) an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

     On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

RELATED DEFINITIONS

     For purposes of this prospectus supplement, the following terms have the following meanings:

     "CRAM DOWN LOSS" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to:

         (1) the excess of the principal balance of the Receivable immediately prior to the court order over the principal balance of the Receivable as so reduced; and

         (2) if the issuing court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the scheduled payments as so modified or restructured.

     A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of the court order.

     "CLASS A INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on the preceding Distribution Date, plus 30 days of interest on that excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     "CLASS A INTEREST DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for the Distribution Date and the Class A Interest Carryover Shortfall for the Distribution Date.

     "CLASS A MONTHLY INTEREST" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class A Pass-Through Rate and (y) the Class A Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class A Principal Balance.

     "CLASS A MONTHLY PRINCIPAL" means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for the Distribution Date plus the sum of (1) the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class A Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

     "CLASS A PASS-THROUGH RATE" means, with respect to the Class A
Certificates,       % per annum.

     "CLASS A PRINCIPAL BALANCE" equals the Initial Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

     "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on the preceding Distribution Date.

     "CLASS A PRINCIPAL DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for that Distribution Date and the Class A Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to that Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of:

         (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

         (b) the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class A Distribution Account on the applicable Distribution Date and allocable to principal, to reduce the Class A Principal Balance to zero.

     "CLASS B INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on the preceding Distribution Date, plus 30 days of interest on this excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     "CLASS B INTEREST DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for that Distribution Date and the Class B Interest Carryover Shortfall for that Distribution Date.

     "CLASS B MONTHLY INTEREST" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class B Pass-Through Rate and (y) the Class B Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class B Principal Balance.

     "CLASS B MONTHLY PRINCIPAL" means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for that Distribution Date plus the sum of (1) the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class B Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

     "CLASS B PASS-THROUGH RATE" means, with respect to the Class B
Certificates,       % per annum.

     "CLASS B PRINCIPAL BALANCE" equals the Initial Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

     "CLASS B PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on the preceding Distribution Date.

     "CLASS B PRINCIPAL DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for that Distribution Date and the Class B Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to that Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of:

         (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

         (b) the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class B Distribution Account on the Distribution Date and allocable to principal, to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

     "LIQUIDATED RECEIVABLES" means, Receivables (x) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 120 or more days delinquent or (z) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable. A Receivable first becomes a Liquidated Receivable upon the earliest to occur of (x), (y) or (z) above.

     The "POOL BALANCE" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments, other than Payaheads, received from Obligors and Purchase Amounts to be remitted by the Servicer and the Seller, as the case may be, all for the related Collection Period, all losses realized on Receivables that became Liquidated Receivables during the related Collection Period and all Cram Down Losses for the related Collection Period.

     "REALIZED LOSSES" means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

ADVANCES

     With respect to any Distribution Date, the Servicer may, in its sole discretion, make a payment (an "ADVANCE") with respect to each Receivable, other than a Liquidated Receivable, equal to (A) with respect to Simple Interest Receivables, the excess, if any, of (x) the product of the principal balance of such Receivable as of the last day of the related Collection Period and one-twelfth of its APR, over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from the payment of the Repurchase Amount during or with respect to such Collection Period and (B) with respect to Actuarial Receivables, the scheduled payment of principal and interest due during the related Collection Period but not received. The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

     With respect to Simple Interest Receivables, to the extent that the amount set forth in clause (y) above plus amounts withdrawn from the Reserve Account during or with respect to the related Collection Period and allocable to interest with respect to a Simple Interest Receivable is greater than the amount set forth in clause (x) above with respect to a Simple Interest Receivable, this amount shall be distributed to the Servicer on the related Distribution Date to reimburse the Servicer for previous unreimbursed Advances with respect to that Simple Interest Receivable. Before a Simple Interest Receivable becomes a Liquidated Receivable, this reimbursement will only be from accrued interest due from the Obligor under that Receivable. Collections on an Actuarial Receivable made during a Collection Period shall be applied first to repay any unreimbursed Advances on that Actuarial Receivable.

     In addition, on the Business Day before each Distribution Date the Trustee shall withdraw from the Reserve Account an amount equal to the amount of any outstanding Advances on Liquidated Receivables to the extent not recovered from Liquidation Proceeds.

     The Servicer will deposit all Advances with respect to any Distribution Date into the Collection Account on the Business Day before each Distribution Date.

COLLECTIONS ON ACTUARIAL RECEIVABLES

     To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on the Actuarial Receivable, the collections shall then first be applied to the scheduled payment on that Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, the remaining collections (the "PAYAHEADS") shall be transferred to and kept in the Payahead Account, until a later Collection Period where the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full. The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance of that Actuarial Receivable under the actuarial method over the term of the Actuarial Receivable and to provide interest at the APR of that Actuarial Receivable. Notwithstanding the foregoing, so long as the Servicer is not required to remit collections to the Collection Account within two Business Days of receipt, the Servicer will not be required to deposit Payaheads to the Payahead Account but shall be required to deposit Payaheads to the Collection Account as described above.

CREDIT ENHANCEMENT

     Subordination of the Class B Certificates. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

     No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively. Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal of the Class A Certificates.

     Reserve Account. In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under "-- Subordination of the Class B Certificates," prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Account. Amounts on deposit in the Reserve Account will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates. The Reserve Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.

     On the Closing Date, the Depositor will deposit $5,440,025.74 (2.50% of the Initial Pool Balance) (the "RESERVE ACCOUNT INITIAL DEPOSIT") into the Reserve Account. The Reserve Account Initial Deposit will be augmented on each Distribution Date by deposit in the Reserve Account of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under "-- Distributions on Certificates." To the extent that amounts on deposit in the Reserve Account after distributions on a Distribution Date exceed the Specified Reserve Account Balance, such excess will be released first, to the Servicer (if the Servicer is The Chase Manhattan Bank), in an amount equal to the Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, and second, to the Depositor. Upon any such release to the Depositor of amounts from the Reserve Account, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

     "SPECIFIED RESERVE ACCOUNT BALANCE" with respect to any Distribution Date will equal 4.00% of the Pool Balance as of the last day of the related Collection Period, but in any event will not be less than the lesser of:

         (1) $1,632,007.72 (0.75% of the Initial Pool Balance), and

         (2) the Pool Balance;

         provided, that if the Average Net Loss Ratio exceeds 1.50% or the Average Delinquency Percentage exceeds 1.50% on a Distribution Date, beginning with the March 2001 Distribution Date, the Specified Reserve Account Balance for the Distribution Date shall be calculated using a percentage of 7.75%.

     "AGGREGATE NET LOSSES" means, for any Distribution Date, the amount equal to (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (2) the Liquidation Proceeds allocable to principal collected during the related Collection Period with respect to any Liquidated Receivables.

     "AVERAGE DELINQUENCY PERCENTAGE" means, for any Distribution Date, the average of the Delinquency Percentages for the Distribution Date and the preceding two Distribution Dates.

     "AVERAGE NET LOSS RATIO" means, for any Distribution Date, the average of the Net Loss Ratios for the Distribution Date and the preceding two Distribution Dates.

     "DELINQUENCY PERCENTAGE" means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent, including Receivables relating to Financed Vehicles that have been repossessed, as of the close of business on the last day of the Collection Period immediately preceding the Distribution Date, determined in accordance with the Servicer's normal practices, this sum expressed as a percentage of the Pool Balance as of the close of business on the last day of the related Collection Period.

     "LIQUIDATION PROCEEDS" means with respect to any Receivable,

         (1) insurance proceeds,

         (2) the monies collected during a Collection Period from whatever source on a Liquidated Receivable and

         (3) proceeds of a Financed Vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the Obligor.

     "NET LOSS RATIO" means, for any Distribution Date, an amount expressed as a percentage, equal to the product of (A) twelve and (B) (1) the Aggregate Net Losses for the Distribution Date, divided by (2) the average of the Pool Balances on each of the first day of the related Collection Period and the last day of the related Collection Period.

     The Specified Reserve Account Balance may be reduced to a lesser amount; provided, that the reduction may not adversely affect any rating of the Certificates by a Rating Agency.

     In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments. Any loss on an investment will be charged to the Reserve Account. Any investment earnings, net of losses, will be paid to the Depositor.

     The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Account is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables. If on any Distribution Date amounts on deposit in the Reserve Account have been depleted, the protection afforded the Class B Certificates by the Reserve Account will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

     None of the Class B Certificateholders, the Trustee, the Servicer, the Seller or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

TERMINATION

     The Servicer will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest at the applicable Pass-Through Rates. The exercise of this right will effect an early retirement of the Certificates. See "Description of the Transfer and Servicing
Agreements -- Termination" in the Prospectus.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates, other than the execution and authentication of the Certificates, the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before the monies are deposited into the Collection Account. The Trustee will not independently verify the Receivables. If no Event of Servicing Termination (as described in the Prospectus) has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of the failure as specified in the Agreement.

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the

Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred in or by an exercise of the Trustee's rights or powers or an investigation. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless the holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any proceedings.

THE TRUSTEE

     Wells Fargo Bank Minnesota, National Association, a national banking association, will act as Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee, acting jointly, or in some instances, the Trustee, acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon the co-trustee or separate trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In these circumstances, the Servicer will be obligated to appoint a successor trustee. However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the Trustee to the extent that any loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

     The Trustee's Corporate Trust Office is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070. The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

     In the Agreement, The Chase Manhattan Bank will agree to perform certain bond administration, distribution obligations and custodial functions on behalf of the Trustee and to act as successor servicer if Mellon Bank, N.A. is removed as servicer. In performing these functions, The Chase Manhattan Bank will be entitled to all of the rights, powers and indemnities afforded to the Trustee under the Agreement.

                        FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Stroock & Stroock & Lavan LLP, special tax counsel ("FEDERAL TAX COUNSEL"), will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of expenses paid by the Trust. Certain individuals, estates, trusts and partnerships may be limited in their ability to fully deduct the expenses of the Trust. See "Federal Income Tax Consequences" in the Prospectus for a discussion of those limits.

     For federal income tax purposes, the Depositor will be deemed to have retained a fixed portion of the interest due on each Receivable (the "SPREAD"). The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Internal Revenue Code of 1986, as amended (the "CODE"). The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable. In addition, because the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable will be treated as a "stripped coupon" purchased by the Class B Certificateholders. Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable.

CLASS A CERTIFICATEHOLDERS

     Because the Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount. See "Federal Income Tax consequences -- Trusts Treated As Grantor Trusts -- Taxation of Holders If Stripped Bond Rules Apply" for a discussion regarding the calculation of OID, if any on stripped bonds.

     If the amount of OID is de minimis under the OID provisions of the Code, the Class A Certificates would not be treated as having OID. Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Receivables treated as "stripped coupons" as described above that are treated as owned by other parties). Such gross income attributable to interest on the Receivable would exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust for the period during which it owns a Class A Certificate. As indicated above, a Class A Certificateholder generally would be entitled to deduct its share of expenses of the Trust, subject to certain limitations that apply in the case of Certificateholders that are individuals, trusts, estates or partnerships. Any amounts received by a Class A Certificateholder from the Reserve Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace. A Class A Certificateholder would report its share of the income of the Trust under its usual method of accounting. Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the Receivables, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders. The actual amount of discount on a Receivable would be includable in income as principal payments are received on the Receivables.

     If OID relating to a Class A Certificate is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables.

     Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in the Receivables represented by a Class A Certificate.

CLASS B CERTIFICATEHOLDERS

     In General. Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders. However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

     Each Class B Certificateholder will be treated as owning (x) the Class B Percentage of each Receivable plus (y) a disproportionate portion of the interest on each Receivable (not including the Spread). Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on a Receivable will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

EFFECT OF SUBORDINATION

     If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust's receipts of principal or interest (the "SHORTFALL AMOUNT") because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had:

         (1) received as distributions their full share of such receipts,

         (2) paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and

         (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Account.

     However, Federal Tax Counsel cannot opine to such treatment.

     Under this treatment,

         (x) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the Receivables) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders,

         (y) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and

         (z) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income.

     Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear and all Class B Certificateholders are encouraged to consult their tax advisors regarding such character and timing.

     All Certificateholders should see "Federal Income Tax Consequences" in the prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.

                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion under "Federal Income Tax Consequences" above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

         (1) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

         (2) whether the investment satisfies the applicable diversification requirements;

         (3) whether the investment is in accordance with the documents and instruments governing the plan; and

         (4) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "REGULATION"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply. The Depositor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation.

As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

     The DOL has issued an individual exemption, Prohibited Transaction Exemption ("PTE") 90-31 to The Chase Manhattan Bank and its affiliates, including Chase Securities Inc., as amended by PTE 97-34 (the "EXEMPTION"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and
Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Exemption was recently amended by PTE 2000-58 to cover subordinate certificates rated at least "BBB-" backed by motor vehicle obligations such as the Receivables. Accordingly, the Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A and Class B Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     All Certificateholders should refer to "ERISA Considerations" in the Prospectus for a detailed discussion of the general and specific conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

     The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates or Class B Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "securities" for purposes of the Exemption and (b) that the specific conditions set forth in Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

     Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the "UNDERWRITING AGREEMENT"), the Depositor has agreed to sell to Chase Securities Inc. and Mellon Financial Markets, LLC (together, the "UNDERWRITERS"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below, subject to the satisfaction of certain conditions precedent.

                                                         PRINCIPAL AMOUNT OF         PRINCIPAL AMOUNT OF
                     UNDERWRITER                         CLASS A CERTIFICATES        CLASS B CERTIFICATES
                     -----------                       ------------------------    ------------------------
Chase Securities Inc.................................      $105,536,000.00              $3,265,000.00
Mellon Financial Markets, LLC........................      $105,536,000.00              $3,264,029.42
                                                           ---------------              -------------
     Total...........................................      $211,072,000.00              $6,529,029.42
                                                           ===============              =============

     The Depositor has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at
these prices less a concession of       % per Class A Certificate and       %
per Class B Certificate; that the Underwriters and these dealers may allow a
discount of       % per Class A Certificate and       % per Class B Certificate
on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

     Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions with respect to the Certificates in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a short position for the Underwriter. Stabilizing transactions involve bids to purchase the Certificate in the open market for the purpose of pegging, fixing or maintaining the price of Certificates. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions and syndicate covering transactions may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. If the Underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

     Neither the Depositor nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor either Underwriter makes any representation that either Underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

     Mellon Financial Markets, LLC is an affiliate of the Depositor and the Seller.

     This Prospectus Supplement may be used by Mellon Financial Markets, LLC, an affiliate of the Depositor, in connection with offers and sales relating to market-making transactions in the Certificates in which Mellon Financial Markets, LLC acts as principal. Mellon Financial Markets, LLC may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

     The Depositor has agreed to indemnify the Underwriters against particular liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect of these liabilities. In the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

     The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from either of the Underwriters.

                                    RATINGS

     It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("MOODY'S") (each, a "RATING AGENCY"). It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated at least "AA" by S&P and "A3" by Moody's. The ratings of the Class A Certificates will be based primarily on the Receivables, the Reserve Account, and the terms of the Certificates, including the subordination provided by the Class B Certificates. The ratings of the Class B Certificates will be based primarily on the Receivables and the Reserve Account. The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield.

     There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to any of the Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to these Certificates. There can be no assurance whether any other rating agency will rate any of the Certificates, or if one does, what rating would be assigned by any other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Carl Krasik, Esq., Associate General Counsel of Mellon Financial Corporation (the "Corporation"). Mr. Krasik is also a shareholder of the Corporation and one of its subsidiaries and holds options to purchase additional shares of the Corporation's Common Stock. Certain legal matters with respect to the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will pass upon the material federal income tax consequences related to the Certificates.

PROSPECTUS
                                 $2,000,000,000
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                         ------------------------------

                      MELLON AUTO RECEIVABLES CORPORATION
                                   DEPOSITOR

                         ------------------------------

                               MELLON BANK, N.A.
                                    SERVICER

                         ------------------------------
SECURITIES OFFERED

   - asset backed notes, asset
     backed certificates or a
     combination
   - rated in one of four highest
     rating categories by at least
     one rationally recognized
     rating organization
   - not listed on any trading
     exchange
   - obligations only of the related
     trust

ASSETS

   - retail automobile receivables
   - may include one or more forms
     of enhancement

                                               You should carefully consider
                                               the risk factors beginning on
                                               page 2.

                                               The securities are not bank
                                               deposits and are not insured
                                               by the Federal Deposit
                                               Insurance Corporation.

                                               This prospectus must be
                                               accompanied by a prospectus
                                               supplement for the particular
                                               series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The depositor may offer securities through underwriters or by other methods described under the caption "Method of Distribution."

                The date of this Prospectus is December 4, 2000

                      [This Page Intentionally Left Blank]

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     We provide information to you about the securities in two separate documents that provide progressively more detail:

      - this prospectus, which provides general information, some of which may not apply to your series of securities; and

      - the accompanying prospectus supplement, which describes the specific terms of your series of securities.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY OF THE SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES BEING SOLD.

                               TABLE OF CONTENTS

CAPTION                                                       PAGE
-------                                                       ----
Risk Factors................................................    2
Incorporation of Certain Documents by Reference.............    6
The Trusts..................................................    7
The Portfolio of Motor Vehicle Loans........................    9
The Receivables Pools.......................................   13
Maturity and Prepayment Assumptions.........................   14
Pool Factors and Trading Information........................   17
Use of Proceeds.............................................   17
The Depositor...............................................   17
The Servicer................................................   19
Description of the Notes....................................   19
Description of the Certificates.............................   27
Certain Information Regarding the Securities................   28
Description of the Transfer and Servicing Agreements........   44
Certain Legal Aspects of the Receivables....................   61
Federal Income Tax Consequences.............................   67
State and Local Tax Consequences............................   92
ERISA Considerations........................................   92
Ratings.....................................................  100
Method of Distribution......................................  101
Legal Opinions..............................................  102
Index of Principal Defined Terms............................  103
Annex I.....................................................  107

                                  RISK FACTORS

     An investment in the securities of any series involves significant risks. Before making an investment decision, we recommend that you carefully review the following information and the information under the caption "Risk Factors" in the applicable prospectus supplement.

IF THE TRUST ASSETS ARE INSUFFICIENT TO MAKE PAYMENTS ON THE SECURITIES, YOU WILL INCUR A LOSS

     No trust will have any significant assets or sources of funds other than the receivables and the credit enhancement identified in the related prospectus supplement. The issuing trust will be the only person obligated to make payments on the securities issued by that trust. You will not have any recourse against the depositor, the seller, the servicer, the trustee, the indenture trustee or any related company if the assets of a trust are not sufficient to make the required payments on the securities issued by that trust. As a result, you must depend on payments by the obligors on the receivables and any related credit enhancement for required payments on your securities. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage provided by that credit enhancement will be borne directly by the affected securityholders.

THE TRUST'S INTEREST IN THE RECEIVABLES COULD BE DEFEATED BECAUSE THE CONTRACTS WILL NOT BE DELIVERED

     The contracts creating the receivables in each receivables pool will not be actually delivered to the trustee or indenture trustee. The contracts will be held by the servicer, as custodian for the trust. In addition, the contracts will not be segregated, stamped or otherwise marked to indicate that they have been sold to the applicable trust. If, through inadvertence or otherwise, another party purchases or takes a security interest in the related receivables for new value in the ordinary course of business and takes possession of the related contracts without actual knowledge of the applicable trust's interest, the purchaser or secured party will acquire an interest in the related receivables superior to the interest of that trust. In that event, the applicable trust will not be able to realize any liquidation proceeds on the related receivables and securityholders may suffer a loss.

THE TRUST'S SECURITY INTEREST IN THE FINANCED VEHICLES WILL NOT BE NOTED ON THE CERTIFICATES OF TITLE WHICH MAY CAUSE LOSSES

     Due to the administrative burden and expense, the certificates of title or ownership will not be endorsed or otherwise amended to identify the trust as the new secured party. In most states, in the absence of fraud, forgery, negligence or error, the notation of the seller's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the related trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. However, if the trust or the related indenture trustee is not identified as the new secured party on the certificate of title, the security interest of the trust or related indenture trustee may not be enforceable. If a trust has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the trust elects to attempt to repossess the related financed vehicles, it might not be able to realize any liquidation proceeds on those financed vehicles and, as a result, securityholders may suffer a loss.

IF THE DEPOSITOR BECOMES BANKRUPT, DISTRIBUTIONS ON THE SECURITIES MAY BE DELAYED OR REDUCED

     The depositor intends that its sale of the receivables to each trust will be a valid sale and assignment of the receivables to that trust. If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the depositor itself were to take the position that the sale of receivables by the depositor to a trust should instead be treated as a pledge of the receivables to secure a borrowing of such debtor, delays in payments of collections of receivables to the related securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of such payments could result. If the transfer of receivables to a trust is treated as a pledge instead of a sale, a tax or government lien on the property of the depositor arising before the transfer of a receivable to the trust may have priority over that trust's interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors.

SUBORDINATED SECURITIES WILL ABSORB LOSSES AND CASH FLOW SHORTFALLS BEFORE MORE SENIOR SECURITIES

     A series of securities may provide that one or more classes of those securities are subordinated in right of payment to one or more other classes of that series. In general, securities that are subordinated to other securities have a greater risk of loss because the subordinated securities will not receive payments of interest, principal or both, until the more senior securities receive the payments to which they are entitled. If the amount available for payments to securityholders is less than the amount required, the holders of the subordinated securities will not receive the payments that they would have received if there had not been a shortfall in the amount available.

CREDIT ENHANCEMENT MAY BE LIMITED AND NOT PROTECT YOU FROM ALL LOSSES

     An investment in the securities also involves a risk that you may lose all or part of your investment. Although every trust will include some form of credit enhancement, that credit enhancement may not cover every class of securities issued by a trust. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. No securities will be guaranteed by any governmental entity or agency or insured by the Federal Deposit Insurance Corporation. As a result, there is always a risk that you may not recover the full amount of your investment.

HOLDERS OF STRIP SECURITIES MAY NOT RECOVER THEIR INITIAL INVESTMENTS

     Strip notes or strip certificates involve greater uncertainty regarding the return on investment. These types of securities are often called "interest only securities" or "principal only securities". An interest only security is not entitled to any principal payments. If the receivables in a receivables pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low because, in part, there is no interest payments to compensate the investor for the use of the investor's money.

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in strip notes and strip certificates involves a high degree of risk.

IF THE SERVICER COMMINGLES FUNDS AND BECOMES BANKRUPT, DISTRIBUTIONS MAY BE DELAYED OR REDUCED

     So long as Mellon Bank, N.A. is the servicer, and provided that (1) there is no servicer default and (2) each other condition to making monthly deposits as may be specified by the rating agencies and described in the related prospectus supplement is satisfied, the servicer will not be required to deposit amounts collected on the receivables into the collection account of a trust until the business day preceding each distribution date. Pending deposit into a collection account, the servicer may use the amounts collected for its own businesses purposes. The servicer will be obligated to account for the monies collected and to deposit the amount of those collections in the collection account. However, if the servicer fails to deposit those amounts as required, the applicable securityholders might incur a loss.

CERTIFICATEHOLDERS WILL NOT BE ABLE TO EXERCISE REMEDIES FOR A SERVICER DEFAULT IF NOTES HAVE BEEN ISSUED AND ARE OUTSTANDING

     If a series of securities includes notes and a servicer default occurs, the indenture trustee or the noteholders may remove the servicer without the consent of the trustee or any of the certificateholders. Moreover, only the indenture trustee or the noteholders, and not the certificateholders, with respect to the applicable series will have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders of that series have the ability, with certain specified exceptions, to waive defaults by the servicer, including defaults that could materially and adversely affect the certificateholders of that series.

IF A TRUST ESTATE IS LIQUIDATED AFTER AN EVENT OF DEFAULT, THE PROCEEDS MAY BE INSUFFICIENT TO PAY THE SECURITIES IN FULL

     Although each trust will covenant to sell the related receivables if directed to do so by the related indenture trustee following an acceleration of the related notes upon an event of default, the market value of those receivables may not be equal to or greater than the aggregate outstanding principal of those notes. Thus, those noteholders may not have an effective remedy because the sale of the related receivables might result in losses. In addition, the amount of principal required to be distributed to noteholders under the indenture is generally limited to amounts available to be deposited in the applicable note distribution account. Therefore, the failure to pay principal on a class of the notes of a series may not result in the occurrence of an event of default until the final scheduled distribution date for that class of notes.

LEGAL OPINIONS ON CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE SECURITIES CANNOT BE RENDERED DUE TO UNCERTAINTIES IN THE LAW

     The securities are complex instruments, and there is little guidance as to the federal income tax treatment of certain features. For example, special federal tax counsel is unable to render an opinion as to the federal income tax treatment of stripped bonds issued by a grantor trust or whether interest payable on certificates treated as debt constitutes qualified stated interest. Even where an opinion of counsel is rendered, that opinion will not be binding on the Internal Revenue Service or the courts and will not guarantee a specific result. We recommend that you consider an investment in the securities only after you and your tax advisors have fully analyzed the federal, state and local income tax consequences of the investment in light of your own tax situation.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Depositor, as creator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. The Registration Statement includes information about the Securities which is not included in this Prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

     Each Trust will be required to file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (i) a Current Report on Form 8-K each month after the month of formation of that Trust and prior to the expiration of the calendar year in which such Trust was formed and (ii) an annual report on Form 10-K within 90 days after the end of the calendar year in which such Trust was formed. Each Form 8-K will include as an exhibit the monthly statement to Securityholders of the related Series. The Form 10-K will include certain summary information about the Trust. Any reports and documents so filed by or on behalf of a Trust before the termination of the offering of the Securities of that Trust will be incorporated in this Prospectus. If the information incorporated in this Prospectus modifies or changes the information in this Prospectus such modified or changed information will control if any information incorporated by reference in this Prospectus is itself modified or changed by subsequent information incorporated by reference, such latter information will control. Any reports and documents that are incorporated in this Prospectus will not be physically included in this Prospectus or delivered with this Prospectus.

     The Servicer will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this Prospectus or in any related Prospectus Supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mellon Bank, N.A. at One Mellon Center, Fourth Floor, Pittsburgh, Pennsylvania 15258 Attention: Asset Backed Finance. Telephone requests for such copies should be directed to the Servicer, at (412) 236-6559. IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

     The Exchange Act and the rules and regulations of the Commission permit each Trust to terminate its obligation to file reports and documents with the Commission following the end of the calendar year in which that such Trust is formed. The Depositor expects that each Trust will terminate its filing obligation as soon as it is permitted to do so.

                                   THE TRUSTS

     With respect to each Series of Securities, the Depositor will cause a separate Trust to be formed pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of motor vehicle retail installment sales contracts and other motor vehicle installment chattel paper which were or will be originated by Dealers and purchased by a Seller pursuant to the Dealer Agreements and all monies received thereunder on and after the Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date"), and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date.

     "Actuarial Receivables" are receivables that provide for the amortization of the amount financed over a series of fixed, level monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate (the "APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

     On or prior to the Closing Date, the Seller(s) will sell the Receivables of the applicable Receivables Pool to the Depositor. On the applicable Closing Date, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include:

      - such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as described herein and in the related Prospectus Supplement;

      - security interests in the vehicles securing the Receivables (the "Financed Vehicles");

      - the rights of the Seller(s) to receive proceeds from claims under certain insurance policies;

      - the rights of the Trust under either a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as specified in the related Prospectus Supplement;

      - the rights of the Seller(s) to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors");

      - all right, title and interest of the Seller(s) (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements; and

      - all proceeds (within the meaning of the UCC) of the foregoing.

     To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

     The Servicer will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Risk Factors -- Failure to Note Transfer on Title Documents May Cause Losses," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     If the protection provided to any Noteholders of a given Series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such Series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such Series. See "Description of the Transfer and Servicing Agreements Distributions," "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables." The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a "financial asset securitization investment trust" (a "FASIT"). The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates of such Series on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. See "Federal Income Tax Consequences -- Trusts for which a FASIT Election is Made."

THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the expressed obligations of such Trustee set forth in the related Trust Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes legally unable to act, is judged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                      THE PORTFOLIO OF MOTOR VEHICLE LOANS

DEALER AGREEMENTS

     Mellon Bank, N.A. (the "Bank") purchases through Dealers motor vehicle retail installment sales contracts and other installment chattel paper secured by Financed Vehicles ("Motor Vehicle Loans") . The Bank purchases Motor Vehicle Loans in accordance with its established underwriting procedures and subject to the terms of the Dealer Agreements. A Dealer Agreement, among other things, obligates a Dealer to repurchase any Receivable for its outstanding principal balance (including accrued but unpaid interest) if the Dealer breaches the representations and warranties contained therein. The representations and warranties typically relate to the origination of the Receivable and the security interest in the related Financed Vehicle and not to the collectibility of the Receivable or the creditworthiness of the Obligor thereunder.

     The Bank audits the Dealers with varying frequencies depending on performance and stability. However, the Bank audits all transactions with new Dealers. While the Bank does not have financial requirements for new Dealers, most of the Dealers consist of manufacturer franchised dealerships and the related manufacturers do have financial requirements. The Bank has the right to audit the books and records of all Dealers.

     The Bank also occasionally makes bulk purchases of Motor Vehicle Loans from other financial institutions.

UNDERWRITING

     Mellon Bank, N.A. All of the Motor Vehicle Loans purchased from Dealers will be underwritten, and any Motor Vehicle Loans purchased in bulk will be re-underwritten, to the Bank's underwriting standards. The underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness, based on employment and residential stability, as well as the asset value of the motor vehicle that secures the Motor Vehicle Loan. Although the Bank does not have minimum policy requirements on the length of time an applicant has been an employee of a particular employer or resident at a particular address, generally, an applicant must be employed for not less than one year with the same employer or have established comparable stability in a particular field. Applications without employment and/or residential stability may require greater levels of authority for approval.

     The Bank's credit review process takes into account factors such as credit bureau information, past analogous borrowing experience and income requirements. Prior to the purchase of a Motor Vehicle Loan, the Bank reviews the credit application from each applicant, including information about each obligor's income, credit obligations, and other personal information. Upon receipt of an application, the Bank obtains a credit report from an independent credit bureau, which the Bank reviews to determine the applicant's current credit status and past credit performance. Where necessary, the Bank may obtain more than one credit report. The Bank considers the following information contained in the credit report: length of time in file, number of trade lines, level of obligations maintained, breadth of credit experience, previous automobile financing experience and other credit. The Bank then compares the amount requested to be financed in the application to the applicant's credit history.

     The Bank utilizes credit scoring systems to assist in the processing of the applications including the Fair, Isaac Auto Enhanced bureau score and a custom built scorecard ("MDS"). The credit scores are used to increase the productivity of the underwriters, automatically approve and decline applications, recommend approve or reject decisions and to route applications to more experienced underwriters. Applications identified by score as less creditworthy may either be automatically declined or routed to more experienced underwriters for their concurrence before an approval is rendered. Conversely, applications identified by score as creditworthy may either be automatically approved or routed to less experienced underwriters for their concurrence before an acceptance is rendered. Applications scoring below the established score guidelines, regardless of other circumstances, require senior management concurrence/approval.

     The Bank may also conduct an additional investigation, which may consist of some or all of the following steps: requiring written proof of employment and income, direct telephone verification of an applicant's employment, and discussions with the originating Dealer to resolve concerns about the applicant's creditworthiness. The Bank then analyzes the application under the Bank's underwriting criteria, and, for those applications that are approved, determines the amount and terms of the financing the Bank will offer.

     The Bank's standards permit to a minimum loan of $2,500 and a maximum loan of $100,000. The maximum advance rate for current year models is 120% of the manufacturer's suggested retail price ("MSRP") plus 100% of dealer installed options (at dealer costs) and tax and licensing fees. The maximum advance rate for used vehicles is 120% of the wholesale value in the National Automobile Dealers Association Guide on Retail and Wholesale Values ("NADA") plus tax and licensing fees. A vehicle more than seven years old will be considered an exception. All overrides are monitored for performance and reported to management on a regular basis. The decision is communicated to the Dealer. In the case of a declined application, the Bank's practice is to explain the reason for the declination to the Dealer and send a declination letter to the applicant.

     The standard maximum term for a Motor Vehicle Loan depends, in part, on the age of the Financed Vehicle, the FICO credit score and the purchase price. In any case, the minimum term for a Motor Vehicle Loan is 12 months, the maximum term for a new vehicle is 72 months and the maximum term for a vehicle that is five or more years old is 36 months.

     Exceptions to the above credit parameters are made at the discretion of the credit underwriter and/or credit manager with the appropriate decision authority. In considering any exception, the Bank looks for compensating factors in the borrower's credit such as a higher credit score or lower advance rate than would otherwise be required to approve such loan if the borrower had otherwise satisfied each of the underwriting criteria. The Bank's exceptions policy is designed to ensure that the credit quality of the loan subject to any such exception is consistent with the credit quality of the Bank's other loans. Underwriters are assigned specific dollar and decision (policy) authority based on experience, performance results and position. The greater the deviation from established policy, the higher the level of authority required. Caps are placed on all policy rules where no one carries override authority except the senior credit policy officer.

     Unaffiliated Sellers. If a Trust includes Receivables originated by an entity that is not affiliated with the Depositor, the applicable Prospectus Supplement will describe the underwriting standards of such entity.

CONTRACT MODIFICATION

     The Servicer will follow specific procedures with respect to contract extensions and modifications. Extensions may be granted to a current or delinquent customer to cure a short term cash flow problem and an extension fee may be charged. Extensions are granted on an individual basis and are reported and monitored closely. Generally, the extension policy includes:

         (1) at least six monthly payments must be made before an account is eligible for extension;

         (2) one extension is allowed for every 12 month period;

         (3) extensions will not be granted if the loan is deemed to be uncollectible; and

         (4) extensions will not be granted if the Obligor has not made at least one payment in the last 30 days. Approval by the collection's supervisor must be obtained before any extension is granted.

     The Servicer may also change a payment date once during the term of the Motor Vehicle Loan as an accommodation to the Obligor if the new payment date is within 20 days of the original scheduled payment date. Such change of payment date is not deemed to be an extension and no extension fee is charged.

     Each Sale and Servicing Agreement generally will prohibit the Servicer, except as provided or required under applicable law, from making modifications to the Motor Vehicle

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

Loans that (1) reduce the original rates of interest on the Motor Vehicle Loans,
(2) reduce the amount of the regularly scheduled payments on the Motor Vehicle Loans or (3) extend the final payment dates on such Motor Vehicle Loans beyond the Collection Period relating to the Certificate Final Scheduled Distribution Date.

INSURANCE

     Each Motor Vehicle Loan requires the Obligor to obtain physical damage insurance covering loss or damage to the motor vehicle naming the Bank as loss payee, with a maximum deductible amount of $500.00. As a prerequisite to acquiring a Motor Vehicle Loan, the Obligor must provide the related Seller with evidence of insurance acceptable to the Bank, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. The Servicer will not force place insurance. However, in the event that an Obligor's insurance coverage lapses, the Servicer may foreclose on the Motor Vehicle Loan.

SERVICING AND COLLECTION

     The Servicer, either directly or through subservicers, will be responsible for managing, administering, servicing and making collections on the Receivables held by each Trust. A 10-day grace period is provided before the assessment of a late charge. All payments are made to a lock-box. Once the payments are processed and posted, the Servicer may begin collection efforts with respect to delinquent payments. However, based on an Obligor's payment history profile, which takes into account the Obligor's payment history, such collection efforts may be delayed. Subject to the foregoing, the Servicer's policy is to begin collection activities with respect to delinquent Motor Vehicle Loans on the sixth day following the due date, at which time a system-generated notification prompts a collection representative to make telephone contact with the Obligor to request payment whether a collector attempts to contact the delinquent Obligor by telephone or by letter is determined by the term of the delinquency and the history of the account. If attempts to contact the delinquent Obligor have failed, the collection officer may attempt to contact the Obligor's references. Repossession procedures begin when all other collection efforts are exhausted.

     The Servicer follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the Obligor, detailing the requirements that must be met for the Obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond the required state law notice period are remarketed through various channels, including auction sales, consignment sales and direct sales to Dealers.

     The current policy of the Servicer is to write-off a Motor Vehicle Loan on or before the date on which the contract becomes 150 days delinquent. If the motor vehicle securing the Motor Vehicle Loan is repossessed, the Servicer's current policy is to write-off the contract amount upon the earlier of the sale of the motor vehicle or before the date on which the contract becomes 150 days delinquent. Any deficiencies remaining after the full write-off of the related Motor Vehicle Loan or deficiencies remaining after repossession and sale of the related motor vehicle are pursued by the Servicer, when practicable and legally

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

permitted. Collection officers generally continue to contact the Obligors to establish repayment schedules or to repossess until a final resolution is achieved.

                             THE RECEIVABLES POOLS

     The Receivables to be held by each Trust will be selected from the Seller's portfolio of Motor Vehicle Loans for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable:

      - is secured by a new or used vehicle;

      - was originated in the United States;

      - provides for level monthly payments which fully amortize the amount financed (except for the last payment, which may be different from the level payments);

      - is an Actuarial Receivable or a Simple Interest Receivable; and

      - satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any Series were or will be used in selecting the related Receivables.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the monthly payment under a Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was received. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of an Actuarial Receivable, with minor variations based upon state law, the Actuarial Receivable requires that a "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate on an Actuarial Receivable generally will be less than

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

the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Assumptions."

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Actuarial Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

                      MATURITY AND PREPAYMENT ASSUMPTIONS

PREPAYMENT CONSIDERATIONS

     The weighted average life of the Notes, if any, and the Certificates of any Series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. All of the Receivables are prepayable at any time without penalty to the Obligor. For this purpose, the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as proceeds received from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of a Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be. The rate of prepayments on the related Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in repayment of the remaining principal balance of the related Receivable. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures." See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust or regarding the Auction Sale of the Receivables by the Applicable Trustee if so

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

specified in the related Prospectus Supplement if satisfactory bids for the purchase of Receivables are received.

     There can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given Series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given Series. In addition, the extent to which the yield to maturity of a class of Securities may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Receivables. Further, an investor should consider the risk that, in the case of any class of Securities purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a class of Securities purchased at a premium, a faster than anticipated rate of principal payments on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield. See "Risk Factors -- The Investment Return on the Securities is Uncertain."

PAID-AHEAD RECEIVABLES

     If an Obligor on a Simple Interest Receivable pays more than one scheduled payment at a time, the entire amount of the additional payment will be treated as a principal prepayment and distributed as part of the principal collections in the month following the month of receipt. The Bank does not generally require the Obligor on a Simple Interest Receivable to make any scheduled payment in respect of such Receivable (a "Paid-Ahead Receivable") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). Although the terms of the retail installment contract require the Obligor on a Simple Interest Receivable to make its next scheduled payment, the Obligor's Receivable is not considered delinquent for purposes of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, during the Paid-Ahead Period and, interest will continue to accrue on the principal balance of the Receivable, as reduced by the application of the early payment. When the Obligor on a Simple Interest Receivable pays the next required payment, although such payment may be insufficient to cover the interest that has accrued since the last payment by the Obligor on a Simple Interest Receivable, the Obligor's Receivable would be considered to be current. This situation will continue until the installments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Simple Interest Receivable. Depending on the principal balance and the APR of the related Simple Interest Receivable and on the number of installments that were paid early, there may be extended periods of time during which Simple Interest Receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Securityholders with respect to such Receivables.

     Paid-Ahead Receivables will affect the weighted average life of the Notes and Certificates of any Series. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of the Notes and Certificates of any Series. However, depending on the length of time during which a Paid-Ahead Receivable is not amortizing as described above, the weighted average life of such Notes and Certificates may be extended.

     The Bank's portfolio of Motor Vehicle Loans has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

     The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

BALLOON LOANS

     Under certain of the Balloon Loans, the Obligor may be able to return the related Financed Vehicle to the Bank in satisfaction of the Balloon Loan, subject to certain charges. The ability of Obligors to make Balloon Payments, if any, will normally depend on the Obligor's ability to obtain refinancing of their Balloon Loans. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, the value of the related motor vehicle, the Obligor's financial situation, prevailing automobile loan interest rates and general economic conditions. The Bank sometimes provides refinancing of Balloon Loans and in certain limited circumstances must at the option of the Obligor refinance the related Receivable. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the principal balance of the Notes and the Certificate Balance is reduced to zero, and may increase the weighted average lives of such Notes and Certificates. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon Loan. Conversely, a high interest environment may make it more difficult for the Obligor to accomplish a refinancing and may result in delinquencies or defaults. See "Risk Factors -- Balloon Loans Create Additional Risks."

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (x) the original denomination of such Noteholder's Note and (y) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     With respect to each Trust, the Noteholders, if any, and the Certificateholders will receive monthly reports pursuant to the Indenture, the Trust Agreement or the Pooling and Servicing Agreement, as the case may be, concerning payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities of a given Series will be applied by the Depositor to the purchase of the Receivables and other Trust property from the Seller, to make the Reserve Account Initial Deposit, if any, and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any.

                                 THE DEPOSITOR

     The Depositor is a wholly-owned subsidiary of Mellon Bank, N.A. The Depositor was incorporated in the State of Delaware in September 1998. The principal executive offices of the Depositor are located at One Mellon Center, Fourth Floor, Pittsburgh, Pennsylvania, and its telephone number is (412) 234-7142.

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

     The Depositor is a separate, limited purpose subsidiary the certificate of incorporation of which contains certain limitations (including restrictions on the nature of the Depositor's business and a restriction on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors).

     The Indenture Trustee, the Trustee, all Noteholders and all
Certificateholders of each Trust will covenant that they will not at any time institute against the Depositor any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

                                  THE SERVICER

     Mellon Bank, N.A., is engaged in, among other things, the business of leasing new and used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks) to individuals and businesses, servicing such leases during their term and remarketing the automobiles upon the expiration of the leases. Mellon Bank, N.A. services motor vehicle retail installment sales contracts secured by new and used motor vehicles originated as described in the related Prospectus Supplement. The Servicer's servicing operations are located at Two Mellon Center, Eighth Floor, Pittsburgh, Pennsylvania, and its telephone number is (412) 236-2271.

     As of December 31, 1999, the Servicer serviced approximately 50,020 retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables, representing an outstanding balance of approximately $641 million.

                            DESCRIPTION OF THE NOTES

     With respect to each Trust that issues Notes, one or more classes of Notes of the related Series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material terms of the Notes and the Indenture and is subject to, and is qualified in its entirety by reference to, the related Prospectus Supplement.

DENOMINATIONS AND FORM

     The Depositor expects that the Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC, except as set forth below. Persons acquiring beneficial ownership interests in the Notes so registered will hold their interests in the Notes through DTC in the United States and Clearstream, Luxembourg ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") in Europe. See "Certain Information Regarding the Securities" and "Annex I" hereto. Unless the related Prospectus Supplement specifies that the Notes are offered in definitive form, the Notes will be available for purchase in denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities Book-Entry Registration" and "-- Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such Series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such Series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given Series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Payments to Noteholders of all classes within a Series in respect of interest generally will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date," which may be the same date as each Distribution Date as specified in the related Prospectus Supplement), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series. See "Description of the Transfer and Servicing
Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement."

     With respect to a Series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related Receivables Pool. Generally, the related Rating Agencies, the credit enhancer, if any, and the prevailing market conditions at the time of issuance of the Notes of a Series dictate the applicable specified events with respect to such Series. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     Events of Default; Rights upon Event of Default. With respect to the Notes of a given Series, "Events of Default" under the related Indenture will include:

         (1) a default for five days or more in the payment of any interest on any such Note when the same becomes due and payable;

         (2) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable;

         (3) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in aggregate principal amount of such Notes then outstanding;

         (4) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or

         (5) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such Series under the related Indenture will generally be limited to amounts available to be deposited from the applicable Collection Account (including amounts deposited therein from the Reserve Account, if any) in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any Series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, either require the applicable Trust to sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from directing the Trust to sell the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note of such Series, unless;

         (1) the holders of all such outstanding Notes consent to such sale,

         (2) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or

         (3) such Indenture Trustee determines that the collections on Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes then outstanding.

In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in the applicable Reserve Account, if any, will be available to first pay interest on and principal of the Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of a given Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in aggregate principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless:

         (1) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

         (2) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of such Series have made written request to such Indenture Trustee to institute such aggregate proceeding in its own name as Indenture Trustee;

         (3) such holder or holders have offered such Indenture Trustee reasonable indemnity;

         (4) such Indenture Trustee has for 60 days after its receipt of such written request failed to institute such proceeding; and

         (5) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

Notwithstanding the foregoing, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Depositor or the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor the Seller, the Depositor nor the Servicer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate or merge with or into any other entity, unless;

         (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         (2) such entity expressly assumes such Trust's obligation to make due and punctual payments on the Notes of the related Series and the performance or observance of every agreement and covenant of such Trust under the related Indenture;

         (3) no Event of Default shall have occurred and is continuing immediately after such transaction;

         (4) neither of the Rating Agencies, after 10 days' prior notice, shall have notified the Depositor, the Seller, the Servicer or such Trust in writing that such transaction will result in a reduction of withdrawal of the then current ratings of any class of Notes of such Series;

         (5) such Trust has received an opinion of counsel to the effect that such transaction would have no material adverse federal or state tax consequence to such Trust or to any Certificateholder or Noteholder;

         (6) any action necessary to maintain the lien and security interest created by the related Indenture has been taken; and

         (7) that such Trust has delivered to the related Indenture Trustee an officers' certificate of such Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with such Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act).

     A Trust may not convey or transfer all or substantially all its properties or assets to any other entity, unless;

         (1) the entity that acquires the assets of such Trust;

               (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of the related Noteholders,

               (B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless such Trust against and from any loss, liability or expense arising under or related to the applicable Indenture and the Notes of such Series,

               (C) expressly agrees to make all filings with the Commission and any other appropriate entity) required by the Exchange Act in connection with the Notes of such Series and

               (D) is organized under the laws of the United States, any state, or the District of Columbia; and

         (2) the criteria specified in clauses (2) through (7) of the preceding paragraph have been complied with.

     Each Trust will not, among other things:

         (1) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement, the applicable Sale and Servicing Agreement or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust;

         (2) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the collateral for such Notes;

         (3) except as contemplated in the Related Documents, dissolve or liquidate in whole or in part;

         (4) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby;

         (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for such Notes, or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents; or

         (6) permit the lien of the applicable Indenture not to constitute a valid first priority security interest in the collateral for the related Receivables.

     No Trust may engage in any activity other than financing, purchasing, owning, selling and managing the related Receivables, in each case as contemplated by the Related Documents and activities incidental thereto. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     With respect to a Series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will:

      - change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the related Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes of such Series or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;

      - impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;

      - reduce the percentage of the aggregate principal amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture;

      - modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Depositor or an affiliate of any of them or any obligor on such Notes;

      - reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;

      - decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements;

      - modify any of the provisions of the related Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Distribution Date or principal due on any Note of such Series on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the related Noteholders to the benefit of any provision for the mandatory redemption of the Notes of such Series contained in the related Indenture; or

      - permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee adversely affect in any material respect the interest of any such Noteholder.

     Trust Indenture Act. The related Indenture will comply with the applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the applicable Trust will be obligated to appoint a successor trustee for such Series. The applicable Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the applicable Trust will be obligated to appoint a successor trustee for the related Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

                        DESCRIPTION OF THE CERTIFICATES

     With respect to each Trust, one or more classes of Certificates of the related Series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material terms of each Trust Agreement and Pooling and Servicing Agreement and is subject to, and is qualified in its entirety by reference to the related Prospectus Supplement.

DENOMINATIONS AND FORM

     The Depositor expects that each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless the related Prospectus Supplement specifies that Certificates are offered in definitive form, the Certificates will be available for purchase in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form only (other than the Certificates sold to the Depositor, as described in the related Prospectus Supplement). The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Strip Certificates entitled to (x) distributions in respect of principal with disproportionate, nominal or no interest distributions or (y) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given Series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the
Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." Distributions in respect of the Certificates of a given Series that includes Notes may be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     With respect to a Series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related Receivables Pool. Generally the related Rating Agencies, the credit enhancer, if any, and the prevailing market conditions at the time of issuance of the Certificates of a Series dictate the applicable specified events with respect to such Series.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the

Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security:

         (a) LIBOR (a "LIBOR Security");

         (b) the Commercial Paper Rate (a "Commercial Paper Rate Security");

         (c) the Treasury Rate (a "Treasury Rate Security");

         (d) the Federal Funds Rate (a "Federal Funds Rate Security");

         (e) the CD Rate (a "CD Rate Security"); or

         (f) such other Base Rate as is set forth in such Prospectus Supplement.

     The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (x) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (y) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given Series, which may be either the related Trustee or Indenture Trustee with respect to such Series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one- millionths of a percentage point rounded upward.

     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "CD Rate" for each Interest Reset Period generally will be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.I5 (519) under the heading "Cds (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.I5 (519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date will be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Commercial Paper Rate" for each Interest Reset Period generally will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and generally will be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.I5(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.I5 (519) or Composite Quotations then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" will be a yield calculated in accordance with the following formula:

Money Market Yield =      D X 360      X 100
                       -------------
                       360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Federal Funds Rate" for each Interest Reset Period generally will be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.I5(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.I5 (519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.I5(5l9) under the heading "Federal Funds (Effective);" provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date will be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security generally as follows:

         (1) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service

     (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

         (2) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Treasury Rate" for each Interest Period generally will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.I5 (519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by

3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such Treasury Rate Security and will be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

     To the extent so specified in any Prospectus Supplement, any class of Securities of a given Series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to:

         (1) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities");

         (2) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities");

         (3) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or

         (4) such other objective price or economic measures as are described in the applicable Prospectus Supplement.

The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index will be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security will be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement. Investors should carefully evaluate the Index related to each Indexed Security since the return of principal and the payment of interest on the related Indexed Securities is based on such Index. One Index might move in a favorable direction to investors while another could move in the opposite direction. The related Prospectus Supplement will contain the material risks of the applicable Index related to each Indexed Security, if any.

BOOK-ENTRY REGISTRATION

     The Depositor expects that persons acquiring beneficial ownership interests in the Securities of each Series will hold their interests through DTC in the United States or, in the case of any Series of Notes, Clearstream, Luxembourg or Euroclear in Europe. Each Class of Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions with respect to the Notes and, if the related Prospectus Supplement so provides, the Certificates on behalf of Clearstream, Luxembourg Participants and Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see "Annex I" hereto.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the Commission.

     Securityholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Securityholders will receive all distributions of principal of, and interest on, the Securities, from the applicable Trustee or any Indenture Trustee, as applicable (the "Applicable Trustee"), through DTC and Participants. Securityholders will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

     Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede (other than the related Company, as described in the related Prospectus Supplement) as nominee of DTC. Securityholders will not be recognized by the Applicable Trustee as Certificateholders or as Noteholders, as the case may be, as those terms are used in the Related Documents. Securityholders will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

     With respect to any Series of Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Securityholders have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, and any such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Notes and, if the related Prospectus Supplement so provides, Certificates by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Cross-market transfers between persons directly holding Notes and, if the related Prospectus Supplement so provides, Certificates or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions to the Depositories.

     With respect to any Series of Securities, Certificates and Notes (if any) will be issued in registered form to Securityholders, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if:

         (1) the Depositor advises the applicable Trustee or Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the Depositor is unable to locate a qualified successor;

         (2) the Depositor at its sole option has advised any Trustee or the applicable Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; or

         (3) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises any Trustee or the applicable Indenture Trustee, as the case may be, through DTC that continuation of a book-entry system is no longer in their best interests.

Upon issuance of Definitive Certificates or Definitive Notes to Securityholders, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with any Trustee or the applicable Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

     DTC has advised the Depositor that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Depositor that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from 14 January 2000 New CI has been renamed "Clearstream International, societe anonyme". On 18 January 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On 17 January 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other thing, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg's has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the Untied States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes and, if the related Prospectus Supplement so provides, Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes and, if the related Prospectus Supplement so provides, Certificates under the Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes and, if the related Prospectus Supplement so provides, the Certificates among Direct Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Trust, the Seller, the Depositor, the Servicer, the Applicable Trustee, any Indenture Trustee, nor any of the underwriters will have any responsibility or obligation to any Participants, Clearstream, Luxembourg Participants or Euroclear Participants or the persons for whom they act as nominees with respect to:

         (1) the accuracy of any records maintained by DTC, Clearstream, Luxembourg, Euroclear or any Participant;

         (2) the payment by DTC, Clearstream, Luxembourg, Euroclear or any Participant of any amount due to any beneficial owner in respect of the principal balance of, or interest on, the Notes and, if the related prospectus supplement so provides, the Certificates;

         (3) the delivery by any Participant, Clearstream, Luxembourg Participant or Euroclear Participant of any notice to any beneficial owner which is required or permitted under the terms of the agreement to be given to Noteholders and, if the related prospectus supplement so provides, Certificateholders; or

         (4) any other action taken by DTC or its nominee as the Noteholder and, if the related prospectus supplement so provides, the Certificateholder.

DEFINITIVE SECURITIES

     The Notes, if any, and the Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

         (1) the Servicer advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Servicer is unable to locate a qualified successor;

         (2) the Servicer, at its option, elects to terminate the book-entry system through DTC, or

         (3) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such Series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given Series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Trust will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Three or more holders of the Notes of such Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes.

     Three or more holders of the Certificates of such Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each Series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each Series of Securities, each such statement to be delivered to the Indenture Trustee and Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to the Trustee and Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such Series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

         (1) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

         (2) the amount of the distribution allocable to interest on or with respect to each class of Securities of such Series;

         (3) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

         (4) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (1) above on such date;

         (5) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

         (6) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such Series with variable or adjustable rates;

         (7) the amount of the aggregate realized losses, net of Recoveries, if any, for such Collection Period;

         (8) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement under "Description of the Transfer and Servicing Agreements" or "Description of the Certificates", as the case may be), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

         (9) the aggregate Purchase Amounts paid by the Seller or the Servicer in such Collection Period;

         (10) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

         (11) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

         (12) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such Series;

         (13) the amounts collected by the Servicer;

         (14) the amounts received by the related Trust from the Servicer; and

         (15) delinquency information relating to Receivables which are 30, 60 or 90 days delinquent.

     Each amount set forth pursuant to subclauses (1), (2), (5) and (8) with respect to the Notes or the Certificates of any Series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

     Those reports will not be financial statements prepared in accordance with generally accepted accounting practices. So long as the Securities of a Series are in book entry form,

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

those monthly and annual unaudited reports will be sent on behalf of the Trust only to Cede, as nominee of DTC and registered holder of the Notes and the Certificates. DTC will forward such reports to Participants and Indirect Participants, which in turn, will forward the reports to the beneficial owners of the Securities in accordance with their own procedures. If the Securities of a Series are not in book-entry form, such reports will be sent by the Trustee directly to the registered holders of the Notes or Certificates, as applicable.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables and each Trust Agreement or Pooling and Servicing Agreement, as the case may be, pursuant to which a Trust will be created and Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary is subject to, and qualified in its entirety by reference to the related Prospectus Supplement.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will sell and assign to the Depositor, without recourse, the Initial Receivables of the related Receivables Pool, including the security interests in the related Financed Vehicles and all collections received or to be received on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received prior to the Cutoff Date that are due on or after the Cutoff Date, and the Depositor will transfer and assign to such Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables of the related Receivables Pool, including its security interests in the related Financed Vehicles and all collections received or to be received with respect thereto on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received prior to the Cutoff Date that are due on or after the Cutoff Date. Each such Receivable will be identified in a schedule, as may be amended to reflect any Subsequent Receivables, appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such sale and assignment, execute and deliver the related Notes and/or Certificates. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that:

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

         (1) as of the related Cutoff Date, the information provided in the related Schedule of Receivables is correct in all material respects and the computer tape supplied to the Applicable Trustee describing certain characteristics of the related Receivables is correct in all material respects as of the related Cutoff Date;

         (2) the Obligor on each related Receivable has obtained physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements;

         (3) at the Closing Date, or with respect to any Subsequent Receivables, the applicable Subsequent Transfer Date, no right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any related Receivable;

         (4) as of the Closing Date or the applicable Subsequent Transfer Date, if any, as applicable, each of such Receivables is or will be secured by a validly perfected priority first security interest in favor of the Seller or appropriate action has been taken to obtain the same;

         (5) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

         (6) as of the related Cutoff Date, there are no liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable that are or may be prior to or equal to the lien granted by such Receivable.

     If the related Prospectus Supplement specifies that Subsequent Receivables are to be acquired by a Trust, then during the related Funding Period, the Depositor will be obligated to purchase from the Seller and sell to the Trust the related Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables will be in an amount that the Seller anticipates will equal the amount deposited in the Pre-Funding Account on the date of the issuance of the related Series. On each Subsequent Transfer Date, the Seller will sell and assign to the Depositor, without recourse, its entire interest in the Subsequent Receivables identified in a schedule attached to a supplemental conveyance relating to such Subsequent Receivables executed on such date by the Depositor and the Seller. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Depositor a cash purchase price equal to the outstanding principal balance of each Subsequent Receivable as of its Cutoff Date, which price the Depositor will pay to the Seller. The purchase price will be withdrawn form the Pre-Funding Account and paid to the Depositor for payment to the Seller so long as the representations and warranties set forth in the preceding paragraph and under "The Receivables Pools -- General" apply to each Subsequent Receivable to be conveyed, and the conditions set forth below are satisfied. The Seller will convey Subsequent Receivables to the Depositor on each such Subsequent Transfer Date pursuant to the applicable Subsequent Transfer Agreement (each, a "Subsequent Transfer Agreement") executed by the Seller and the Depositor on the

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

Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to the Pooling and Servicing Agreement or the Sale and Servicing Agreement and the applicable Subsequent Transfer Assignment (each, a "Subsequent Transfer Assignment") executed by the Depositor and the Applicable Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date.

     Any conveyance of Subsequent Receivables will be subject to the following conditions, among others specified in the related Prospectus Supplement:

         (1) each such Subsequent Receivable must satisfy the eligibility criteria specified in the second preceding paragraph as of its Subsequent Cutoff Date and such additional criteria as may be specified in the related Prospectus Supplement;

         (2) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such Subsequent Receivables to the Trust;

         (3) neither the Seller nor the Depositor will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders;

         (4) the Seller and the Depositor will deliver certain opinions of counsel to the Applicable Trustee and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and

         (5) the Rating Agencies shall confirm that the ratings on the Securities of such Series have not been withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Applicable Trustee.

     Following the end of the Funding Period, a current report on Form 8-K containing a description of the Receivables, including the information with respect to the Subsequent Receivables represented in the tables under "The Receivables Pool" in the related Prospectus Supplement, acquired by the Trust as of their respective Cutoff Dates will be filed with the Commission. As described under "Certain Information Regarding the Securities -- Reports to Securityholders," the monthly statement to Securityholders will disclose the remaining Pre-Funded Amount during any Funding Period and the remaining Pre-Funded Amount following the end of the Funding Period.

     Pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor, the Seller, the Servicer or the applicable Trustee must promptly advise the others and the Indenture Trustee in writing upon a discovery of a breach of any of the Seller's representations and warranties with respect to the related Receivables. Unless any such breach shall have been cured by the last day of the Collection Period following the discovery of such breach by the applicable Trustee or receipt by the applicable Trustee of written notice from the Depositor, the Seller or the Servicer of such breach, the Seller will be obligated to repurchase any Receivable from the Trust in which the interests of the Securityholders are materially and adversely affected by such breach as of the last day of

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

such Collection Period at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement to assure uniform quality in servicing the Receivables and to reduce administrative costs, the related Trust will appoint the Servicer as custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through one or more subservicers, on behalf of the Trust for the benefit of Certificateholders. The Servicer will covenant, among other things, that it grant extensions only in accordance with the Sale and Servicing Agreement or Pooling and Servicing Agreement and maintain the security interest in the related Financed Vehicles. The Servicer will be required to purchase the related Receivables for which such covenants are breached.

     The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer. The Depositor will cause the accounting records and computer systems used by the Depositor as a master record of the Receivables conveyed by it to the Trust to be marked to reflect the sale and assignment of the Receivables to the Trust, and will file UCC financing statements reflecting such sale and assignment with appropriate governmental authorities. The Seller will cause its accounting records and computer systems to be marked to reflect the sale and assignment of the related Receivables to the Depositor, and will file UCC financing statements reflecting such sale and assignment, with appropriate governmental authorities. The Obligors under the Receivables will not be notified of the sale and assignment of the Receivables to the Trust. See "The Trusts" and "Certain Legal Aspects of the Receivables."

ACCOUNTS

     With respect to each Trust that issues Notes, one or more accounts will be established in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the

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

Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each Series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee on behalf of the Noteholders, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any Series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") and the Certificate Distribution Account will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

         1. direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

         2. demand deposits, time deposits or certificates of deposit of any depository institution (including the Depositor or any affiliate of the Depositor) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (1) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

         3. commercial paper (including commercial paper of the Depositor or any affiliate of the Depositor) having, at the time of the investment or contractual

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

     commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

         4. investments in money market funds (including funds for which the Depositor, the Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's Structured Ratings Group of AAA-m or AAAm-G and from Moody's Investors Service, Inc. of Aaa;

         5. bankers' acceptances issued by any depository institution or trust company referred to in clause (2) above;

         6. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (2) above; and

         7. any other investment which would not cause any Rating Agency to downgrade or withdraw its then current rating of the Securities of a Series.

     Investments will consist of Eligible Investments only to the extent that the investments would not require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Depositor or its affiliates or trusts originated by the Depositor or its affiliates. Except as described below, Eligible Investments are limited to obligations or securities that mature not later than the business day before the date on which the funds invested in such Eligible Investments are required to be withdrawn from the Trust Accounts or the Certificate Distribution Account. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such Series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts and the Certificate Distribution Account, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date or Payment Date and will be treated as collections of interest on the related Receivables.

     The Trust Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either
(a) a segregated account with an Eligible Institution satisfying the criteria set forth in clause (b) of the definition thereof below or (b) a segregated trust account with the corporate trust department of a depository institution (other than the Depositor or any affiliate of the

Depositor) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (an "Eligible Trust Company"). "Eligible Institution" means, with respect to a Trust (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term senior unsecured debt rating acceptable to the Rating Agencies or (B) a short-term senior unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, in a manner, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, apply such collection procedures as it follows with respect to other automobile retail installment sale contracts it services. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to certain limitations contained in any Sale and Servicing Agreement or Pooling and Servicing Agreement. Pursuant to any Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer or the applicable Trustee will inform the other party and the Indenture Trustee in writing promptly upon the discovery of the breach by the Servicer of certain covenants made by it. If the Servicer fails to cure the breaches with respect to a related Receivable by the last day of the second Collection Period following such discovery (or, at the Servicer's option, the last day of the first following Collection Period), the Servicer will be obligated to purchase for the Purchase Amount any Receivable in which the interests of the Securityholders are materially and adversely affected by the breach. See "Certain Legal Aspects of the Receivables."

PAYMENTS ON RECEIVABLES

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source), other than any late fees, prepayment charges and other administrative fees or similar charges retained by the Servicer as part of its compensation, and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly remittances and none of the related Rating Agencies, after 10 days prior notice, shall have notified the Depositor, the Servicer, the related Trustee or the Indenture Trustee in writing that monthly deposits by the Servicer in and of itself will result in a reduction or withdrawal of the then-current ratings of the Securities of a series, then for so long as Mellon Bank, N.A. is the Servicer and provided

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

that (1) there exists no Servicer Default and (2) each other condition to making monthly deposits as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the business day preceding the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. In such event, the Servicer will also deposit the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer into the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. Pending deposit into the applicable Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

     Collections on an Actuarial Receivable made during a Collection Period will be applied first to repay any outstanding Advances on Actuarial Receivables made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on Actuarial Receivables, the collections will then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full. The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance thereof under the actuarial method over the term of the Receivable (except in the case of a Balloon Loan to the extent of the Balloon Payment) and to provide interest at the APR of such Receivable.

ADVANCES

     To the extent the collections of interest and principal on an Actuarial Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Sale and Servicing Agreement or Pooling and Servicing Agreement will require the Servicer to make an Advance in the amount of such shortfall. The Servicer will be obligated to make an Advance on an Actuarial Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Actuarial Receivables in the related Receivables Pool. The Servicer will deposit the Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will

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

recoup its Advance from any collections made on other Actuarial Receivables in the related Receivables Pool.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period, payable on each Distribution Date (other than the initial Distribution Date), in an amount equal to the product of one-twelfth of the specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") and the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates (the "Total Servicing Fee") will be paid solely to the extent of the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders of the given series.

     The "Servicing Fee" will also include any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain expenses. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons or coupon books to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

MANDATORY PREPAYMENT

     To the extent a Pre-Funding Account is specified in the related Prospectus Supplement, the Securities will be prepaid in part on the Payment Date or Distribution Date on which the Funding Period ends (or on the Payment Date or Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Payment Date or Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Payment Date or Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related Prospectus Supplement. In such event, if and to the extent specified in the related Prospectus

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

Supplement, a limited recourse mandatory prepayment premium (the "Prepayment Premium") may be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related Prospectus Supplement. The amount of such Prepayment Premium, if any, will be specified in the related Prospectus Supplement. A Trust's obligation to pay the Prepayment Premium will be limited to funds which are received from the Seller as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The ratings of any Series of Securities with respect to which a Prepayment Premium is payable does not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.

DISTRIBUTIONS

     With respect to each Series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such Series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given Series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such Series may be subordinate to payments in respect of Notes, if any, of such Series or other classes of Certificates of such Series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, a Yield Supplement Agreement, a Yield Supplement Account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support or cash deposits or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit or cash flow enhancement for a Series of Securities may cover one or more other Series of Securities.

     The presence of a Reserve Account, a Yield Supplement Agreement, a Yield Supplement Account and other forms of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a Series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related Series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement under "Summary of Terms -- Reserve Account" or "-- Reserve Fund," as the case may be) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Depositor.

     Yield Supplement Account; Yield Supplement Agreement. If so provided in the related Prospectus Supplement, the Depositor or a third party will enter into a Yield Supplement Agreement and/or establish a Yield Supplement Account with the related Indenture Trustee or related Trustee for the benefit of the holders of the related Securities. A Yield Supplement Agreement or a Yield Supplement Account will be designed to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate. A Yield Supplement Account may be an asset of the Obligor under the Yield Supplement Agreement holding funds to secure the obligation of such Obligor to make payments under such Yield Supplement Agreement or, in the case of a Trust that is not classified as a grantor trust, may be an asset of the Trust from which cash may periodically be withdrawn to provide payments to the Securityholders.

NET DEPOSITS

     As an administrative convenience, if the Servicer is not required to remit collections within two business days of receipt thereof (see "-- Payments on Receivables" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities-Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, on or before October 31 of each year a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or, in the case of the first such certificate with respect to each Trust, the period from the applicable Closing Date to June 30 of such calendar year), with certain standards relating to the servicing of the Receivables under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Indenture Trustee or Trustee, as applicable, concurrently with the delivery of the statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the

Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months ended June 30 (or, in the case of the first such certificate, from the Closing Date to June 30 of such calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee at the address specified in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. Such resignation will become effective on the earlier of the date the Servicer is required by regulatory authorities to resign or the date on which the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is incidental to its servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

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

     The Servicer may appoint one or more subservicers to perform all or any portion of its obligations under the Pooling and Servicing Agreement or Sale and Servicing Agreement; however, the Servicer shall remain obligated and be liable to the Trust, the related Trustee and any Indenture Trustee and the Securityholders for the servicing and administering of the related Receivables as if the Servicer alone were servicing and administering such Receivables.

SERVICER DEFAULT

     "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

         (1) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice is received by the Servicer from the Applicable Trustee, or after discovery of such failure by the Servicer;

         (2) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related Series and which continues unremedied for 30 days after the giving of written notice of such failure (x) to the Servicer by the Applicable Trustee or (y) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such Series, as applicable, evidencing not less than 25% in aggregate outstanding principal amount of such Notes or of such Certificate Balance; and

         (3) the occurrence of an Insolvency Event with respect to the Servicer.

     "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 25% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Pooling and

Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than a majority of the aggregate outstanding principal balance of such Certificates may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor Servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement. If, however, a conservator or receiver has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such conservator or receiver may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in aggregate principal amount of the then outstanding Notes of the related Series (or the holders of the Certificates of such Series evidencing not less than a majority of the aggregate outstanding Certificate Balance, in the case of any default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such Series evidencing not less than a majority of the principal amount of such Certificates then outstanding, in the case of any default which does not adversely affect the related Trustee may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially

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

and adversely affect the interest of any such Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the Seller, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in aggregate principal amount of then outstanding Notes, if any, of the related Series and the holders of the Certificates of such Series evidencing at least a majority of the aggregate principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (y) reduce the aforesaid percentage of the aggregate outstanding principal balance of the Notes or Certificates of such Series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such Series.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights and duties of the Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Depositor, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (2) the payment to Noteholders, if any, and Certificateholders of the related Series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (3) the occurrence of either event described below.

     In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is equal to or less than a specified percentage (not more than 10%) of the initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to an amount which, when added to the amounts on deposit in the Collection Account for such Series for such Distribution Date, equals the unpaid principal balances of the Securities of such Series, plus accrued and unpaid interest thereon. The optional termination provision allows the Servicer administrative convenience. Once the outstanding principal balance of the Receivables is reduced to a small percentage

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

of the Initial Pool Balance, it is often not economical for the Servicer to service the Receivables for the Trust.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than 5% of the Initial Pool Balance and the Servicer has not exercised its option to repurchase the Receivables, conduct an Auction sale by soliciting bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth below. An Auction sale could be included in the structure of a Series in order to provide investors a more identifiable final maturity.

     In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Record Date. Any purchaser of the Receivables must agree to the continuation of Mellon Bank, N.A. as Servicer on terms substantially similar to those in the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Any such sale will effect early retirement of the Securities. The Applicable Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for motor vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Receivables and must equal the greater of (a) the aggregate purchase price for the Receivables (including liquidated receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Collection Account for such Series available for distribution to Securityholders for such second succeeding Determination Date would result in proceeds sufficient to distribute the amount of the unpaid principal balances of the Securities of such Series plus accrued and unpaid interest therein, and the Total Servicing Fee payable on such final Distribution Date. The Applicable Trustee may consult with financial advisors, including any underwriter, to determine if the fair market value of such Receivables has been offered. Upon the receipt of such bids, the Applicable Trustee shall sell and assign such Receivables to the highest bidder and the Securities shall be retired on such Distribution Date. If any of the foregoing conditions are not met, the Applicable Trustee will not consummate such sale and will not be under any obligation to solicit any further bids or otherwise negotiate any future sale of Receivables remaining in the Trust. In such event, however, the Applicable Trustee may from time to time solicit bids in the future for the purchase of such Receivables upon the same terms described above.

     In the event that an Auction Sale is consummated, the Applicable Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at any office or agency of the Applicable Trustee specified for such purpose. Any funds remaining in the Trust, after the applicable Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the Depositor.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related Series will be redeemed concurrently with either of the events specified

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

above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such Series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The Receivables are "chattel paper" as defined in the UCC. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor will cause appropriate financing statements to be filed with the appropriate governmental authorities in the Commonwealth of Pennsylvania to perfect the interest of the Trust in its purchase of the Receivables from the Depositor and in the Depositor's purchase of the Receivables from the Seller.

     Pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Trust and Indenture Trustee following the sale and assignment of the Receivables to the Trust. The Depositor will take such action as is required to perfect the rights of the Trust and the Indenture Trustee in the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

     Under the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     Generally, motor vehicle retail installment sale contracts, such as the Receivables, evidence loans to obligors to finance the purchase of such motor vehicles. The Receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in the vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     The Bank's practice is to take such action as is required in order to perfect its security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If the Bank, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the Bank's security interest and to whom a certificate of ownership is issued in such

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

purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. The Bank's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Seller will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement that an enforceable first priority perfected security interest with respect to each Financed Vehicle on the Closing Date has been created in favor of the Seller, and the Seller will be required to repurchase the related Receivable in the event of an uncured breach of such warranty in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

     The Seller will assign its security interest in any related Financed Vehicles, along with the sale and assignment of the related Receivables to the Depositor and pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Depositor will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Trust, and the Servicer will hold the certificates of title relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Trust following such sale and assignment. The certificates of title will not be endorsed or otherwise amended to identify the Trust or the related Trustee or Indenture Trustee as the new secured party, however, because of the administrative burden and expense involved in connection therewith.

     In most states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust and the Indenture Trustee, if applicable, as the new secured party on the certificate of title, that the security interest of the Trust or the Indenture Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

     The Seller will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement as to each Receivable conveyed by it to the Depositor that, on the Closing Date, the Seller has a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) and such security interest will be assigned to the Depositor and, by the Depositor to the Trust and the Indenture Trustee, if applicable. In the event of an uncured breach of such warranty, the Seller will be required to repurchase such Receivable for its Purchase Amount in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement. This repurchase obligation will constitute the sole remedy available to the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust for such breach. The Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Seller.

     In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of most states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states require surrender of a certificate of title to re-register a motor vehicle and require that notice of such surrender be given to each secured party noted on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would learn of the re-registration through the notice from the applicable state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The Seller would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. However, there is a risk that an Obligor could relocate without notification to the Servicer, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the Seller's lien.

     Under the laws of many states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority over a perfected security interest in the motor vehicle. The Seller will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement that, as of the Closing Date, the Seller has not received notice that any such liens are pending. In the event of a breach of such warranty which has a material and adverse effect on the interests of the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust, the Seller will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole

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

remedy available to the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a related Receivable would not give rise to a repurchase obligation on the part of the Seller.

REPOSSESSION

     In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Seller in most cases, and is accomplished simply by taking possession of the motor vehicle. Generally, where the Obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the motor vehicle must then be repossessed in accordance with that order. In the event of a default by an Obligor, many jurisdictions require that, absent a waiver, the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, a defaulting Obligor may have very little capital or sources of income available following repossession. Other statutory provisions, including state and federal bankruptcy laws, may interfere with a lender's ability to enforce a deficiency judgment or to collect a debt owed or realize upon collateral. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

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

     Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the motor vehicle or, if no such lienholder exists or funds remain after paying such other lienholder, to the Obligor.

CONSUMER PROTECTION LAWS

     Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z and AA, and other similar acts and regulations, state adoptions of the Uniform Consumer Credit Code and other similar laws, and state usury laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as the Trust, to enforce secured loans such as the Receivables.

     The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting any assignee of the seller of the vehicle to all claims and defenses which the purchaser could assert against such seller of the vehicle. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule may be duplicated by state statutes or the common law in certain states. Although the Seller is not a seller of motor vehicles and is not subject to the jurisdiction of the FTC, the retail installment sale contracts evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, the Seller, the Depositor, and the Trust as holders of the Receivables, may be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

     Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the Seller is not a seller of motor vehicles and is not subject to these laws, a violation thereof may form the basis for a claim or defense against the Seller, the Depositor, the Trust and the Indenture Trustee as holders of the Receivables.

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

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     The Seller will warrant as to each Receivable conveyed by it to the Depositor that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. The Depositor will assign the Seller's warranty to the Trust. If, as of the related Cutoff Date, an Obligor had a claim against the Trust for violation of any law and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase the Receivable unless the breach was cured. This repurchase obligation will constitute the sole remedy of the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust against the Seller in respect of any such uncured breach. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In such a case, the amount collected on the related Receivable and payable to the Securityholders on account thereof, may be less than the amount anticipated.

     The Depositor intends that the transfer of the Receivables by it to the Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement constitutes a valid sale and assignment of such Receivables. Notwithstanding the foregoing, if the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the Depositor or the Depositor itself were to take the position that the sale of the Receivables by the Depositor to the Trust should instead be treated as a pledge of Receivables to secure a borrowing of the Depositor, delays in payments or collections of Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by the Depositor to the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of the Receivables to the Trust may have priority over the Trust's interest in such Receivables.

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                        FEDERAL INCOME TAX CONSEQUENCES

     This section sets forth (1) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Depositor ("Federal Tax Counsel"), and (2) a discussion, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities.

     The federal income tax consequences with respect to a Series of Securities to holders will vary depending on whether: (1) an election is made to treat the Trust (or certain assets of the Trust) as a financial asset securitization investment trust ("FASIT") under the Code; (2) for federal income tax purposes the Trust is classified as a grantor trust; (3) for federal income tax purposes the Trust is classified as a partnership or is disregarded as an entity separate from its owner; (4) the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust for a series and/or (5) the Securities of a Series are classified as indebtedness for federal income tax purposes. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a FASIT election, if any, will be made with respect to such Series.

OPINIONS

     Federal Tax Counsel is of the opinion, as of the date of this Prospectus, that:

         (1) If a Prospectus Supplement indicates that one or more classes of Notes of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Indenture are complied with, the Notes so designated will be considered indebtedness for federal income tax purposes;

         (2) If a Prospectus Supplement indicates that a Trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Pooling and Servicing Agreement, (a) the Trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and (b) an owner of the related Certificates (referred to herein as "Grantor Trust Certificates") will be treated for federal income tax purposes as the owner of an undivided interest in the Trust's assets;

         (3) If a Prospectus Supplement indicates that a Trust will be treated as a FASIT for federal income tax purposes, assuming compliance with all of the provisions of the applicable Pooling and Servicing Agreement, (a) the Trust will be classified as a FASIT for federal income tax purposes and not as an association taxable as a corporation and (b) an owner of the related Certificates (referred to herein as "FASIT Regular Securities") will be subject to federal income taxation as if it owned a debt instrument issued by the FASIT;

         (4) If a Prospectus Supplement indicates that a Trust is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Trust Agreement or Pooling and Servicing Agreement are complied with,

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

     such Trust will not be considered to be an association or publicly traded partnership taxable as a corporation;

         (5) If a Prospectus Supplement indicates that one or more classes of Certificates of the related Series are to be treated as indebtedness for federal income tax purposes, assuming all of the provisions of the applicable Pooling and Servicing Agreement are complied with, the Certificates so designated will be considered indebtedness for federal income tax purposes.

     Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (the "IRS"), the courts or any third-party.

DISCUSSION

     The discussion does not purport to deal with federal income tax consequences applicable to individuals holding Securities directly or indirectly through partnerships, trusts, estates, or corporations or investors holding Securities as other than a capital asset. Moreover, there are no cases or IRS rulings on all of the issues discussed below. As a result, the IRS may disagree with all or a part of the discussion below. The Depositor recommends that prospective investors consult their own tax advisors in determining the federal, state, local foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following discussion, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

               TRUSTS CHARACTERIZED AS PARTNERSHIPS OR DIVISIONS

TAX CHARACTERIZATION OF THE TRUST

     If a Trust is intended to be a partnership for federal income tax purposes, the applicable Pooling and Servicing Agreement or Trust Agreement will provide that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities will be structured as a private placement under an IRS safe harbor, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation and that no election will be made to treat the Trust as a corporation for federal income tax purposes. If the Trust has a single owner, it will be treated as a division of its owner, and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Trust as a corporation for federal income tax purposes.

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

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct, that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes.

     Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to "original issue discount" within the meaning of Section 1273 of the Code ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 3% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed, but Federal Tax Counsel is unable to opine, that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

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

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (x) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (y) provides the Applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust or individual retirement account will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

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

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership, or if there is a single Certificateholder, to disregard the Trust as an entity separate from its owner. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, if any, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Generally, provided such Certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust.

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

In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the related documents). The related Trust Agreement or Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of:

         (1) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed;

         (2) any amount of Trust income that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

         (3) prepayment premium payable to the Certificateholders for such month; and

         (4) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount.

All remaining taxable income of the Trust will be allocated to the related Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although Federal Tax Counsel is unable to opine that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Substantially all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

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

     Except as provided in the following paragraph the Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement or Pooling and Servicing Agreement so provides. Any such allocation will be disclosed in the related Prospectus Supplement.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to have transferred its assets and liabilities to a new partnership in exchange for interests in that new partnership which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income

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

to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The related Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such

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

information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Servicer or the Applicable Trustee will be designated as the tax matters partner in the related Trust Agreement or Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. As discussed below, an investment in a Certificate is not suitable for any non-U.S. person which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such non-U.S. person.

     No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement or Pooling and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation. Also, in such cases, a non-U.S. Certificateholder that is a corporation may be subject to the branch profits tax. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

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

     If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a U.S. income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a foreign person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest will likely not be considered "portfolio interest." See "-- Tax Consequences with respect to Holders of the Notes -- Foreign Holders." As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders would be subject to United States Federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a foreign person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A foreign holder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to

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deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.

     In computing the existence, amount and accrual of original issue discount,
Section 1272 (a)(6) of the Code provides for the use of a prepayment assumption in the case of any pool of debt instruments, the yield on which may be affected by prepayments. Regulations interpreting this provision have not been proposed or adopted.

     The first two subsections below describe certain federal income tax consequences dependent on whether or not the stripped bond rules apply and the third subsection below describes certain federal income tax consequence which are not dependent on the applicability of the stripped rules.

TAXATION OF HOLDERS IF STRIPPED BOND RULES APPLY

     In the absence of comprehensive regulations, Federal Tax Counsel is unable to opine as to the tax treatment of stripped bonds. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See "-- Original Issue Discount" herein. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax

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Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     Original Issue Discount. When Stripped Bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. The daily portions of OID with respect to a Stripped Bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The "adjusted issue price" of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Stripped Bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.

TAXATION OF HOLDERS IF STRIPPED BOND RULES DO NOT APPLY

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivables relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at

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a premium may elect to amortize such premium under a constant interest method.
Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. There is no law as to whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption or it prepays faster than the prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, Federal Tax Counsel is unable to opine as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any

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indebtedness incurred or continued to purchase or carry such Grantor Trust
Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

TAXATION OF HOLDERS REGARDLESS OF WHETHER STRIPPED BOND RULES APPLY

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. To the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (1) an owner that is not a U.S. Person (as defined below) or (2) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected

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by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is the beneficial owner, is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the Obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust other than a "foreign trust," as defined in Section 7701(a)(3) of the Code.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

     Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that, based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

     The Seller will express in the Trust Documents its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured

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

by the Receivables. The Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Seller expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

     In general, whether for federal income tax purposes, a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

     While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "-- Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation."

TAXATION OF INCOME OF DEBT CERTIFICATEHOLDERS

     As set forth above, it is expected that Federal Tax Counsel will advise the Depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Trusts Treated as Partnerships -- Tax Consequences to Holders of Notes Issued By a Partnership."

     If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "Trusts Treated as Partnerships -- Tax Consequences to Holders of Notes Issued By a Partnership"), a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash

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attributable to that income. Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Certificates as "qualified stated interest."

TAX CHARACTERIZATION OF TRUST

     Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then-current law, the issuance of the Debt Certificates of such series will not cause the applicable Trust to be characterized for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Depositor and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

     If a transaction were treated as creating a partnership between the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as

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engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under
Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FOREIGN INVESTORS

     If the IRS were to contend successfully that the Debt Certificates are interest in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a foreign investor and such foreign investor would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

     Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the foreign investor, the foreign investor would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Trusts Characterized as Partnerships or Divisions -- Tax Consequences to Holders of the Certificates -- Tax Consequences to Foreign Certificateholders" for a more detailed discussion of the consequences of an equity investment by a foreign investor in an entity characterized as a partnership.

     If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30% unless such rate were reduced or eliminated by an applicable income tax treaty.

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                   TRUSTS FOR WHICH A FASIT ELECTION IS MADE

FASIT ELECTIONS

     Under the Code, an election may be made with respect to each Trust related to a Series of Securities to treat the Trust or certain assets of the Trust as a FASIT. The Prospectus Supplement for each Series of Securities will indicate whether a FASIT election will be made with respect to the related Trust. To the extent provided in the Prospectus Supplement for a Series, holders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account or under the Yield Supplement Agreement in the event that interest accrued on the Motor Vehicle Loans at their interest rates is insufficient to pay interest on the Securities of the Series (a "Basis Risk Shortfall").

FASIT SECURITIES

     If a FASIT election with respect to a Trust is to be made, the Prospectus Supplement will designate the securities of the series or the interests composing the Securities as "regular interest" ("FASIT Regular Securities") which, where the context so requires, includes a reference to each interest composing a security where the interest has been designated as a regular interest, in lieu of the securities, in the FASIT (within the meaning of Section 860L(b)(1)(A) of the Code) or an "ownership interest" ("FASIT Ownership Certificate") in the FASIT (within the meaning of Section 860L(b)(2) of the
Code). Each class of FASIT Regular Securities which are "high-yield interests" within the meaning of Section 860L(b)(1)(B) of the Code ("High-Yield Interests") will be identified as such in the Prospectus Supplement. The term "FASIT Securities" denotes securities (or the interests composing Securities) of a series with respect to which a FASIT election will be made.

     With respect to each series of FASIT securities, the Trustee will agree in the agreement to elect to treat the related Trust or specified assets of the Trust as a FASIT. Qualification as a FASIT requires ongoing compliance with conditions which are generally described below. Upon the issuance of each series of FASIT securities, Federal Tax Counsel will deliver its opinion that, with respect to each series of FASIT securities for which a FASIT election is to be made, under then existing law, and assuming a proper and timely FASIT election and ongoing compliance with the provisions of the related agreement and applicable provisions of the Code and applicable Treasury regulations, if any, the related Trust or specified assets of the Trust will be a FASIT and the FASIT securities will be considered to evidence ownership of "regular interests" or an "ownership interest" within the meaning of the FASIT provisions of the Code.

QUALIFICATIONS AS A FASIT

     The following is a general description of the requirements under the applicable provisions of Sections 860H through 860L of the Code for the Trust or certain assets of each Trust to qualify as a FASIT. Treasury regulations have been proposed but not yet finalized with respect to FASITs. A FASIT must fulfill an asset test, which requires that

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substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the Startup Day, as defined in Code Section 860L(d) and at all times thereafter, must consist of cash or cash equivalents, permitted debt instruments (other than debt instruments issued by the holder of the FASIT Ownership Certificate or a related party) and hedges (including contracts to acquire hedges), foreclosure property and regular interests in another FASIT or in a real estate mortgage investment conduit ("REMIC"). By analogy to the REMIC provisions of the Code, and pursuant to the proposed Treasury regulations, it appears that the "substantially all" requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT Ownership Certificate and High-Yield Interests may be held only by certain fully taxable, domestic corporations ("eligible corporations"). The related agreement for each Trust will provide that no legal or beneficial interests in the FASIT Ownership Certificate or in any class of FASIT Regular Securities which the Seller determines to be a High-Yield Interest may be transferred or registered unless specific conditions, designed to prevent violation of this requirement, are met.

     For purposes of the assets test, permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments as provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Seller had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur. Foreclosure property may generally not be held beyond the close of the third taxable year after the taxable year in which the FASIT acquired such property, with one extension available from the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a FASIT also must meet the following requirements. All of the interests in a FASIT must be: (1) one or more classes of FASIT regular interests or (2) a single FASIT ownership interest. A FASIT regular interest is an interest that is issued on or after the startup day with fixed terms, is designated as a FASIT regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (2) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or on a qualified variable rate that would be permitted under the REMIC Regulations, (3) has a stated maturity of generally not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate (as defined in Section 1274(d) of the Code). A FASIT regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1),
(2), (4), or (5) is a High-Yield Interest. In order for a FASIT to issue a High-Yield Interest that fails requirement (2), a High-Yield Interest must consist of a specified, nonvarying portion of the interest payments on the permitted assets (as provided in the REMIC rules). A FASIT

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ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated a FASIT ownership interest and is held by an "eligible corporation." An "eligible corporation" is a taxable C corporation which is not a RIC, REIT, REMIC or cooperative and, therefore, would not include tax-exempt entities (including pension funds).

     If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the entity or applicable portion thereof will not be treated as a FASIT thereafter. The legislative history of the FASIT provisions indicates, and the proposed Treasury regulations provide, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and the Trust and each holder holding an interest in the Trust at any time during the period the Trust failed to qualify as a FASIT agree to make the adjustments (consistent with the treatment of the Trust as a FASIT or the holder of the FASIT ownership interest as a subchapter C Corporation) as the commissioner may require with respect to the period. Loss of FASIT status results in retirement of all FASIT regular interests and their reissuance. If the resulting interests would be treated as equity under general tax principles, cancellation of debt income may result.

TIERED FASIT STRUCTURES

     For certain series of securities, two or more separate elections may be made to treat designated portions of the related Trust as FASITs ("Tiered FASITs") for federal income tax purposes. Upon the issuance of any such Series of securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered FASITs will each qualify under then existing law as a FASIT and the FASIT securities issued by the Tiered FASITs, respectively, will be considered to evidence ownership of "regular interests" or "ownership interests" in the related FASIT within the meaning of the FASIT provisions of the Code.

     Solely for purposes of determining whether the FASIT Regular Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on the Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered FASITs will be treated as one FASIT.

FASIT REGULAR SECURITIES

     Current Income on FASIT Regular Securities -- General. Except as otherwise indicated in this Prospectus, the FASIT Regular Securities will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the FASIT on the date of issuance of the FASIT Regular Securities and not as beneficial interests in the FASIT or the FASIT's assets. Holders of FASIT Regular Securities who would otherwise report income under a cash method of accounting will be required to report income with respect to FASIT Regular Securities under an accrual method.

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     As FASIT Regular Securities will be treated as debt instruments, they are subject to the original issue discount, premium and market discount provisions of the Code, except that those FASIT Regular Securities which are High-Yield Interests are subject to additional provisions set forth below.

     High-Yield Interests. The taxable income of the holder of any High-Yield Interest for any tax year will in no event be less than the sum of that holder's taxable income determined solely with respect to that interest (including gains and losses from sales and exchanges of those interests) and the "excess inclusions," if any, as defined under the REMIC rules relating to REMIC residual interests for the related tax year. Therefore, holders of High-Yield Interests may not use net operating losses to offset any FASIT income derived from the High-Yield Interest. This rule is coordinated with the rule that limits a taxpayer's ability to offset REMIC excess inclusion income against net operating losses. Any net operating loss carryover is computed by disregarding any income from the disallowed loss. For purposes of the alternative minimum tax, the taxable income of the holder of any High-Yield Interest is determined without regard to the above rules with respect to net operating losses. However, the alternative minimum taxable income of the holder of any High-Yield Interest may not be less than the holder's taxable income from the FASIT. In addition, the alternative tax net operating loss deduction is computed without regard to any increase in taxable income to the holder referred to above. For purposes of these rules, all members of an affiliated group filing a consolidated return will be treated as one taxpayer.

     A transfer of a High-Yield Interest to a "disqualified holder," other than a securities dealer who acquired the interest for sale to customers in the ordinary course of business, rather than for investment, is not recognized for income tax purposes. A "disqualified holder" is any holder other than a FASIT or an "eligible corporation." The transferor will continue to be taxed on the income from the High-Yield Interest, and the disqualified holder will not include in its income earnings (other than gain) from the High-Yield Interest, unless the transferee provides the transferor with an affidavit that the transferee is not a disqualified holder or the Internal Revenue Service determines that the High-Yield Interest is no longer held by a disqualified holder and a corporate tax has been paid on the income from the High-Yield Interest while it was held by a disqualified holder. Under this rule, no High-Yield Interests will be treated as issued where the FASIT directly issues these interests to a disqualified holder other than a securities dealer who acquired such interest as inventory and not for investment.

     An excise tax computed at the highest corporate income tax rate is imposed on a securities dealer (in addition to other taxes) if it ceases to be a dealer in securities or subsequently holds the High-Yield Interest for investment. A securities dealer will not be treated as having changed his intent for holding High-Yield Interests to investment for the first 31 days after it acquires the interests unless the holding is a part of a plan to avoid the restriction on the holding of High-Yield Interests by disqualified holders.

     Where a pass-through entity, other than a FASIT, issues either debt or equity interests that are supported (i.e., secured by FASIT regular interests and those interests bear a yield to maturity greater than that held on the FASIT regular interests or the applicable federal

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rate plus 5 percentage points), then an excise tax is imposed on the pass-through entity at a rate equal to the highest corporate income tax rate on the income of any holder of that instrument attributable to the FASIT regular interests, unless the pass-through entity did not issue the debt or equity with the principal purpose of avoiding the rule that High-Yield Interests not be owned by disqualified holders.

     Sale of FASIT Regular Securities. If a FASIT Regular Security is sold, the Seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the FASIT Regular Security. A holder's adjusted basis in a FASIT Regular Security generally equals the cost of the FASIT Regular Security to the holder, increased by income reported by the holder with respect to the FASIT Regular Security and reduced (but not below zero) by distributions on the FASIT Regular Security received by the holder and by amortized premium. Any gain or loss generally will be capital gain or loss, provided the FASIT Regular Security is held as a capital asset.

     FASIT Regular Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a FASIT Regular Security by a bank or other financial institution to which that section applies would be ordinary income or loss.

     Termination. The FASIT will terminate, if not earlier, shortly following the FASIT's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a FASIT Regular Security should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

     Whether a holder of a FASIT Regular Security of a series will have a separate contractual right to payments under a Yield Supplement Agreement (which may require an allocation of the purchase price between the FASIT Regular Securities and the Yield Supplement Agreements) and the tax treatment of these payments, if any, will be addressed in the related Prospectus Supplement.

FASIT OWNERSHIP CERTIFICATE

     Generally. All assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT are treated as assets, liabilities and items of income, gain, deduction, loss and credit of the holder of the FASIT Ownership Certificate (the "FASIT Owner") in determining the FASIT Owner's taxable income. The FASIT Owner does not take into account any item of income, gain or deduction allocable to prohibited transactions as discussed below and must treat tax-exempt interest accrued by the FASIT as ordinary income. The FASIT Owner must use the constant yield method, applied under an accrual method of accounting, in determining all interest, original issue discount, market discount and premium deductions with respect to debt instruments held by the FASIT. Like the holder of a High-Yield Interest, the FASIT Owner is not allowed to offset any net taxable income derived from its FASIT Ownership Certificate (including gains and losses from sales and exchanges of the Security) with losses, including net operating losses. See above

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discussion under "--FASIT Regular Securities--Income on FASIT Regular
Securities--High-Yield Interests."

     Net Income from Prohibited Transactions. The FASIT Owner is required to pay a tax equal to 100 percent of the net income derived from prohibited transactions. Prohibited transactions include (1) the receipt of income from an asset that is not a permitted asset; (2) the disposition of a permitted asset, other than a permitted disposition as described below; (3) the receipt of income derived from any loan originated by the FASIT; and (4) compensation for services, other than any fee for a waiver, amendment or consent with respect to permitted assets, other than foreclosure property. A permitted disposition of a permitted asset includes a disposition pursuant to the complete liquidation of any class of regular interests, even if the FASIT itself is not liquidated. Further, a disposition of a permitted debt instrument is not a prohibited transaction if the disposition is (1) incident to the foreclosure, default or imminent default of the instrument; (2) pursuant to the bankruptcy or insolvency of the FASIT; (3) pursuant to a qualified liquidation; (4) required to prevent default on a FASIT regular interest where the threatened default is attributable to a default on one or more debt instruments held by the FASIT; (5) to facilitate a clean-up call or (6) to substitute one permitted debt instrument for another or to reduce overcollateralization of the FASIT by distributing a debt instrument contributed by the holder of the ownership interest to the holder, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of loss) as a result of an increase in the market value of the debt instrument after its acquisition by the FASIT.

     Tax on Disposition of FASIT Ownership Certificate. The sale of a FASIT Ownership Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the FASIT Ownership Certificate.

     If the Seller of a FASIT Ownership Certificate held the FASIT Ownership Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Section 582(c) of the Code, the sale of a FASIT Ownership Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. The tax treatment with respect to a FASIT Ownership Certificate that has unrecovered basis after all funds of the Trust have been distributed has not been addressed in Treasury regulations, but the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

     The Code provides that, except as provided in Treasury regulations which have not been issued, if a holder sells a FASIT Ownership Certificate and acquires the same or other FASIT Ownership Certificates in another FASIT or any similar interests in a "taxable mortgage pool" (as defined in the Code) during the period beginning six months before, and ending six months after, the date of sale, the sale will be subject to the "wash sales" rules of Section 1091 of the Code. In that event, any loss realized by the Seller on the sale generally will not be currently deductible.

     Status of FASIT Securities. The FASIT Regular Securities, but not FASIT Ownership Certificates, will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code

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and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the FASIT's assets are qualifying assets, but not to the extent that the FASIT's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the FASIT's assets are qualifying assets, then 100 percent of the FASIT Regular Securities will be qualifying assets. Similarly, income on the FASIT Regular Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. It is not expected that any of the FASIT's assets will be qualifying assets. The FASIT Securities will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

FOREIGN INVESTORS IN FASIT SECURITIES

     FASIT Regular Securities. Except as discussed below, a holder of a FASIT Regular Security who is not a "United States Person" generally will not be subject to United States income or withholding tax in respect of a distribution on a FASIT Regular Security, provided that (1) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the FASIT Regular Security under penalties of perjury, certifying that the holder of the FASIT Regular Security is not a United States Person and providing the name and address of the holder, (2) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could by interpreted to apply to a holder of a FASIT Regular Security who holds a direct or indirect 10 percent interest in the FASIT Residual Certificates, (3) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the FASIT or related to a 10 percent holder of a residual interest in the FASIT, and (4) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a FASIT Regular Security. For these purposes, the term "United States Person" means (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (4) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States Person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (4) above, unless the trust elects to have its United States status determined under the criteria set forth in (4) above for tax years ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide presumptions regarding the status of holders when payments to the holders cannot

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be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     FASIT Ownership Certificates and FASIT Regular Securities which are High-Yield Interests may not be sold or transferred to holders who are not U.S. persons, and these securities will be subject to transfer restrictions as described in the related agreement for the series.

BACKUP WITHHOLDING ON FASIT SECURITIES

     Distributions made on the FASIT Securities and proceeds from the sale of FASIT Securities to or through some brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments," including interest accruals, original issue discount, and, under circumstances, distributions in reduction of principal amount, unless, in general, the holder of the FASIT Securities complies with specific procedures or is an exempt recipient. Any amounts so withheld from distributions on the FASIT Securities would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii)whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by

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reason of such plans, arrangements or accounts investing in the entity (each, a
"Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or
Section 4975 of the Code unless an exemption applies. The underwriter of the Securities, the Servicer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In 29 C.R.F sec.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the Trust Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

   Underwriter Exemption

     General Discussion. The DOL has issued to each of a number of underwriters of asset-backed securities an individual prohibited transaction exemption, each of which has been amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and was further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (the "Exemption"), which is applicable to Certificates which meet its requirements whenever one of such underwriters or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include the Receivables and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

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

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the Trust Fund must be secured. Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured Receivables, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the "Restricted Group" which consists of any (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the Servicer, (iv) the counterparty of any "interest swap" (as described below) held as an asset of the Trust Fund and
(v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust Fund as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the Receivables to the related Trust Fund must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, the Servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the Trust Fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a Trust Fund which was a grantor trust,

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

REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions. In the case where the Certificates are backed by Trust Fund assets such as the Receivables which are secured motor vehicle receivables, credit instruments or obligations that bear interest or are purchased a discount as described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/ or to be subordinated.

     Insurance Company General Account. In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the Trust Fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;"
(c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the Certificates are transferred to the Trust Fund within a specified period following the Closing Date ("DOL Pre-Funding Period") (see below) instead of requiring that all such Receivables be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%). Second, all Receivables transferred after the Closing Date (referred to here as "Additional Receivables") must meet the same terms and conditions for eligibility as the original Receivables used to create the Trust Fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such Additional Receivables to the Trust Fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Receivables in the Trust Fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the Trust Fund on the Closing Date. Fifth, either: (i) the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the underwriter and the Trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agree-ment. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the Closing Date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments"). Eighth, certain disclosure requirements must be met.

     Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the Trust Fund, must be acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

     The Amendment to the Exemption permits Trust Funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust Fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust Fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

     In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     Each prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related securities. Before purchasing securities in reliance on the exemption, the investor-based exemptions or any other exemption, a fiduciary of a plan should itself confirm that requirements set forth in such exemption would be satisfied.

     Any plan investor who proposes to use "Plan Assets" of any plan to purchase securities of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of such securities.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition,

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

governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                    RATINGS

     As a condition of issuance, the offered Securities of each Series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a "Rating Agency") as specified in the related Prospectus Supplement. Ratings on the offered Securities of each Series address the likelihood of receipt by the related Securityholders of all distributions on the underlying Receivables. These ratings address the structural, legal and issuer-related aspects associated with the Securities of such Series, the nature of the underlying Receivables of such Series, the subordination and any credit enhancement provided therefor, including the credit quality of the third party credit enhancement provider, if any. Ratings on offered Securities of each Series do not represent any assessment of the likelihood of principal prepayments by Obligors or of the degree by which prepayments might differ from those originally anticipated. As a result, the related Securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their underlying investments. Each security rating should be evaluated independently of any other security rating. A security rating is not a recommendation to buy, sell or hold securities. There is no assurance that the ratings initially assigned to the Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement.

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

                             METHOD OF DISTRIBUTION

     Notes and/or Certificates are being offered hereby in Series from time to time through any of the following methods:

         1. By negotiated firm commitment underwriting and public reoffering by underwriters;

         2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

         3. By placement directly by the Depositor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Notes and/or the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Notes and/or the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Notes and/or Certificates of such Series if any such Notes and/or Certificates are purchased. Notes and/or Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Mellon Financial Markets, LLC, an affiliate of the Depositor, may from time to time act as agent or underwriter in connection with the sale of the Notes and/or Certificates. This Prospectus and the related Prospectus Supplement may be used by Mellon Financial Markets, LLC in connection with offers and sales related to secondary market transactions in any Series of Notes and/or Certificates. Mellon Financial Markets, LLC may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Notes and/or Certificates of such Series.

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

                                 LEGAL OPINIONS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters relating to the issuance of the Securities of any Series and the income tax consequences thereof will be passed upon for the Underwriters and the Depositor by Stroock & Stroock & Lavan LLP, New York, New York. If so specified in the related Prospectus Supplement certain legal matters relating to the issuance of the Securities of a Series under the laws of the State of Delaware will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

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

                        INDEX OF PRINCIPAL DEFINED TERMS

Act.........................................................   83
Actuarial Receivables.......................................    7
Applicable Trustee..........................................   36
APR.........................................................    7
Bank........................................................    9
Base Rate...................................................   29
Basis Risk Shortfall........................................   85
Calculation Agent...........................................   30
Calculation Date............................................   30
CD Rate.....................................................   30
CD Rate Determination Date..................................   30
CD Rate Security............................................   29
Cede........................................................   35
Certificate Distribution Account............................   47
Certificate Majority........................................   38
Certificate Pool Factor.....................................   17
Clearstream, Luxembourg.....................................   19
Clearstream, Luxembourg Participants........................   39
Closing Date................................................   44
Code........................................................   68
Collection Account..........................................   47
Collection Period...........................................   50
Commercial Paper Rate.......................................   31
Commercial Paper Rate Determination Date....................   31
Commercial Paper Rate Security..............................   29
Commission..................................................    6
Commodity Indexed Securities................................   34
Composite Quotations........................................   29
Cooperative.................................................   39
Currency Indexed Securities.................................   34
Cutoff Date.................................................    7
Debt Certificates...........................................   81
Debt Certificateholders.....................................   81
Definitive Certificates.....................................   37
Definitive Notes............................................   37
Definitive Securities.......................................   40
Depositories................................................   36
Distribution Date...........................................   28
DOL.........................................................   93
Eligible Deposit Account....................................   49
Eligible Institution........................................   50
Eligible Investments........................................   48
Eligible Trust Company......................................   50
Equity Interest.............................................   96
ERISA.......................................................   92
Euroclear...................................................   19

Euroclear Operator..........................................   39
Euroclear Participants......................................   39
Events of Default...........................................   21
Exchange Act................................................    6
Excluded Plan...............................................   94
Exemption...................................................   93
Face Amount.................................................   35
FASIT.......................................................    8
FASIT Owner.................................................   89
FASIT Regular Securities....................................   85
Federal Funds Rate..........................................   32
Federal Funds Rate Determination Date.......................   32
Federal Funds Rate Security.................................   29
Federal Tax Counsel.........................................   67
Financed Vehicles...........................................    7
Fixed Rate Securities.......................................   28
Floating Rate Securities....................................   28
Foreign Person..............................................   70
FTC Rule....................................................   65
Global Securities...........................................  104
Grantor Trust Certificates..................................   67
H.15(519)...................................................   29
High Yield Interests........................................   85
Index.......................................................   34
Index Maturity..............................................   29
Indexed Commodity...........................................   34
Indexed Currency............................................   34
Indexed Principal Amount....................................   34
Indexed Securities..........................................   34
Indirect Participants.......................................   36
Initial Pool Balance........................................   59
Insolvency Event............................................   57
Interest Reset Date.........................................   29
Interest Reset Period.......................................   29
Investment Earnings.........................................   49
IRS.........................................................   68
LIBOR.......................................................   32
LIBOR Determination Date....................................   32
LIBOR Security..............................................   29
London Banking Day..........................................   32
MDS.........................................................   10
Money Market Yield..........................................   31
Motor Vehicle Loans.........................................    9
MSRP........................................................   10
NADA........................................................   10
National Credit Rating Agencies.............................   95
Note Distribution Account...................................   47

Note Pool Factor............................................   17
Obligors....................................................    8
OID.........................................................   69
OID Regulations.............................................   69
Paid-Ahead Period...........................................   15
Paid-Ahead Receivable.......................................   15
Participants................................................   19
Payahead Account............................................   48
Payaheads...................................................   51
Payment Date................................................   20
Plan........................................................   93
Plan Assets Regulation......................................   93
Pool Balance................................................   17
Prepayment Premium..........................................   53
PTCE........................................................   96
Purchase Amount.............................................   47
Rating Agency...............................................   97
Receivable File.............................................   47
Receivables Pool............................................    7
Registration Statement......................................    6
Related Documents...........................................   24
Reserve Account.............................................   54
Restricted Group............................................   94
Reuters Screen LIBO Page....................................   32
Rules.......................................................   36
Schedule of Receivables.....................................   44
Section 1286 Treasury Regulations...........................   77
Securities Act..............................................    6
Servicer Default............................................   57
Servicing Fee...............................................   52
Servicing Fee Rate..........................................   52
Short-Term Note.............................................   69
Simple Interest Receivables.................................   13
Spread......................................................   29
Spread Multiplier...........................................   29
Stock Index.................................................   35
Stock Indexed Securities....................................   35
Stripped Bond...............................................   77
Subsequent Transfer Agreement...............................   45
Subsequent Transfer Assignment..............................   46
Subsequent Transfer Date....................................   45
Terms and Conditions........................................   40
Tiered FASITs...............................................   87
Total Servicing Fee.........................................   52
Transfer and Servicing Agreements...........................   44
Treasury Bills..............................................   33
Treasury Rate...............................................   33

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

Treasury Rate Determination Date............................   34
Treasury Rate Security......................................   29
Trust Accounts..............................................   48
U.S. Person.................................................   81
Underwriter.................................................   94
Yield Supplement Agreement..................................   85

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

                                    ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, any globally offered series of Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes and, if the related Prospectus Supplement so provides, Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

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

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear

Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

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

         (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding or that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                        MELLON AUTO GRANTOR TRUST 2000-2

                                $217,601,029.42

                 $211,072,000.00,       % CLASS A CERTIFICATES

                  $6,529,029.42,       % CLASS B CERTIFICATES

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

CHASE SECURITIES INC.                              MELLON FINANCIAL MARKETS, LLC

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Certificates, and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Certificates will be
required to deliver a prospectus supplement and prospectus until             ,
2001.

                               DECEMBER    , 2000